Exhibit 10.64

TRUIST FINANCIAL CORPORATION 401(k)
SAVINGS PLAN

(August 1, 2020 Restatement)

5.4 Distributions on Account of Other Termination of Service.. 51
5.5 Directions................................................................................... 52
5.6 Distributions to Alternate Payees............................................ 52
5.7 Valuation.................................................................................... 52
5.8 Distributions from Salary Reduction Contribution (before-tax)
Accounts, Employer Basic Matching Contribution Accounts and

Section 12...... Termination of Plan and Trust; Merger or Consolidation of

Section 17...... Special Provisions Relating to Transfers from Qualified

19.3 Limitation for Multiple Defined Contribution Plan

Section 21...... Compliance with the Uniformed Services Employment and

24.2 Treatment of In-Plan Roth Conversions as Taxable

EXHIBIT A Testing Compensation
EXHIBIT B Participating Employers

EXHIBIT C Merger of Acquired Company Plans into this Plan
EXHIBIT D Provisions Related to SunTrust Banks, Inc. 401(k) Plan Participants

TRUIST FINANCIAL CORPORATION 401(k) SAVINGS PLAN
(August 1, 2020 Restatement)

INTRODUCTION
Effective as of July 1, 1982, Branch Banking & Trust Company (“BB&T”) established a savings and thrift plan (the “prior plan”) for the benefit of its employees and the employees of its participating affiliates. The prior plan was entitled the “Savings and Thrift Plan for the Employees of Branch Banking & Trust Company.” On February 28, 1995, BB&T Corporation (at that time, the “Company”) (formerly, the Southern National Corporation) and BB&T Financial Corporation, the former parent corporation of BB&T, were merged. As a result of the corporate merger, the Company became the parent corporation of BB&T and the sponsor of the prior plan. Effective as of January 1, 1996, the name of the prior plan was changed to the “Southern National Corporation 401(k) Savings Plan.” As a result of the change in the Company’s corporate name to BB&T Corporation, the name of the prior plan was ultimately changed to the “BB&T Corporation 401(k) Savings Plan.” The prior plan was amended and restated effective as of January 1, 2000, January 1, 2007, and January 1, 2013. Effective as of the close of business on December 31, 2014, the assets and liabilities of the BB&T Corporation 401(k) Retirement Plan for Certain Acquired Companies were merged into this Plan.
Effective as of the Closing Date, as defined in the Agreement and Plan of Merger by and between SunTrust Banks, Inc. and BB&T Corporation dated February 7, 2019 (the “Closing Date”), SunTrust Banks, Inc. merged with and into the Company, and the Company became the Truist Financial Corporation. In connection with such merger, the Plan has been renamed as the Truist Financial Corporation 401(k) Savings Plan. Effective as of the close of business on July 31, 2020, the assets and liabilities of the SunTrust Banks, Inc. 401(k) Plan were merged into this Plan. Effective August 1, 2020, the component of the Company that consists of the operations and employees of the former SunTrust Bank, Inc. shall be regarded as a qualified separate line of business as defined in Section 414(r) of the Code, and the ongoing participation of SunTrust Banks, Inc. 401(k) Plan participants who were active as of July 31, 2020 shall be governed by Exhibit D of this Plan until the end of the day on December 31, 2020 (as noted in Exhibit D of this Plan).

TRUIST FINANCIAL CORPORATION
401(k) SAVINGS PLAN

Section 1.     Definitions. As used in the plan, including this Section 1, and in the trust agreement which is a part of the plan, references to one gender shall include the other and, unless otherwise indicated by the context.
1.1    “Account” means the aggregate of the separate accounts maintained by the Committee with respect to each participant. The separate accounts so maintained shall include one or more of the following:
1.1.1    “Employer basic matching contribution account” means the subaccount of the participant that is credited with basic matching contributions made on behalf of the participant to the plan pursuant to Section 2.2.1(a).

1.1.2    “Employer profit sharing contribution account” means the subaccount of the participant that is credited with supplemental or profit sharing contributions made on behalf of the participant to the plan or the predecessor plan.

1.1.3    “Employer supplemental matching contribution account” means the subaccount of the participant that is credited with supplemental matching contributions made on behalf of the participant to the plan pursuant to Section 2.2.1(b) and matching contributions made to the predecessor plan prior to January 1, 2000.

1.1.4    “ESOP account” means the subaccount of the participant that is credited with ESOP contributions made on behalf of the participant to the predecessor plan. If a participant was a participant in more than one ESOP previously established under the predecessor plan, a separate ESOP account shall be maintained for the participant under each such ESOP.

1.1.5    “Loan account” means the subaccount of the participant that is credited with payments of principal and interest as provided in Section 6.2.

1.1.6    “PAYSOP account” means the subaccount of the participant that is credited with employer contributions made on behalf of the participant to the Southern National Employee Stock Ownership Plan prior to its merger into the predecessor plan on May 13, 1996 or to the United Carolina Bancshares Corporation Dollar Plus Savings Plan prior to its merger into the predecessor plan on December 12, 1997.

1.1.7    “Prior plan account” means the subaccount of the participant that is credited with contributions made on behalf of the participant to the Thrift Plan for the Employees of Branch Banking & Trust Company and the Profit Sharing Plan for the Employees of Branch Banking & Trust Company prior to their merger into the predecessor plan on January 1, 1986.

1.1.8    “QNEC account” means the subaccount of the participant that is credited with qualified nonelective contributions made on behalf of the participant to the plan or the predecessor plan.

1.1.9    “Rollover account” means the subaccount of the participant that is credited with rollover contributions made by the participant to the plan or the predecessor plan.

1.1.10    “Roth account” means the subaccount of the participant to which designated Roth contributions (as defined in Section 402A of the Code) are credited in accordance with provisions of Section 23.1.

1.1.11    “Roth conversion account” means the subaccount of a participant to which all or a portion of certain of the participant’s other subaccounts are transferred and credited in accordance with the provisions of Section 24.1 and Section 402(A)(c)(4) of the Code.

1.1.12    “Roth rollover account” means the subaccount of a participant to which Roth rollover contributions are credited in accordance with the provisions of Section 24.12.

1.1.13    “Salary reduction contribution (before-tax) account” means the subaccount of the participant that is credited with salary reduction contributions made by the participant to the plan or the predecessor plan (as defined in Section 1.36).

1.1.14    “Voluntary contribution (after-tax) account” means the subaccount of the participant that is credited with after-tax contributions made by the participant to the predecessor plan.

1.2    “Accrued benefit” means with respect to each participant the balance in his account as of the applicable adjustment date following adjustment thereof as provided in Section 6.
1.3     “Actual deferral percentage” or “ADP” with respect to a participant for a plan year means the ratio (expressed as a percentage and calculated to the nearest one-hundredth of a percentage point) of: (i) the salary reduction contributions, if any, made to the trust under the plan by a Participating Employer on behalf of the participant for the plan year other than salary reduction contributions distributed to the participant pursuant to the provisions of Section 19.2 (relating to the return of contributions in excess of the limitations of Section 415 of the Code); to (ii) his testing compensation (as defined in Section 1.45) for that portion of the plan year during which he was a participant. Salary reduction contributions that are treated as catch-up salary reduction contributions pursuant to Section 2.1.6 of the plan and Section 414(v) of the Code shall not be taken into account for purposes of determining the ADP of a participant. Pursuant to regulations issued by the Secretary of the Treasury, the Committee may elect to take into account matching contributions made on behalf of any participant to any qualified plan maintained by the Participating Employer or an affiliated employer for purposes of determining the ADP of such participant In no event will matching contributions which are taken into account for purposes of determining the ADP of a participant, be taken into account in determining the contribution percentage of such participant. Notwithstanding the foregoing, the ADP of a nonhighly compensated participant shall be determined without regard to any excess elective deferrals made under the plan or any other plan maintained by an affiliated employer with respect to him. The ADP for a specified group of participants for a plan year shall be the average (expressed as a percentage and calculated to the nearest one-hundredth of a percentage point) of the ADPs calculated separately for each participant in such group. The ADP of a participant who is eligible to make a salary reduction contribution under the plan but does not do so, or who is not eligible to make a salary reduction contribution because allocations to his account would exceed the dollar limitation or the statutory compensation limitation in Section 19.1, shall be zero. The determination and treatment of the ADP of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

1.4    “Adjustment date” means each day on which the New York Stock Exchange is open for business. The last adjustment date in each plan year is sometimes referred to herein as the “year-end adjustment date.”
1.5    “Affiliated employer” means: (i) any corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; (ii) any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code) with the Company; (iii) any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and (iv) any other entity required to be aggregated with the Company pursuant to Section 414(o) of the Code. The status of an entity as an affiliated employer relates only to the period of time during which the entity is so affiliated with the Company.
1.6    “Board” means the Board of Directors of the Company.
1.7    “Break in service” means a computation period in which an employee does not complete more than 500 hours of service and shall occur at the beginning of such computation period.
1.7A “Closing Date” means December 6, 2019, the date of the closing of the Agreement and Plan of Merger by and between SunTrust Banks, Inc. and BB&T Corporation dated February 7, 2019.
1.8    “Code” means the Internal Revenue Code of 1986, as amended, and rules and Treasury Regulations issued thereunder.
1.9    “Committee” means the Employee Benefits Plan Committee provided for in Section 8.

1.10    “Company” means (i) prior to the Closing Date, BB&T Corporation, a North Carolina corporation with its principal office at Winston-Salem, North Carolina, and (ii) on or after the Closing Date, Truist Financial Corporation.
1.11    “Company stock” means shares of common stock issued by the Company which are readily tradable on an established securities market. The Company stock is listed on the New York Stock Exchange under the symbol “TFC”, effective on or after the Closing Date. Prior to the Closing Date, the Company stock was listed on the New York Stock Exchange under the symbol “BBT.”
1.12    “Compensation” means wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an employee by the Participating Employer (in the course of the Participating Employer’s trade or business) for which the Participating Employer is required to furnish the employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, plus any amounts contributed by the Participating Employer pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Section 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code, if any, and less reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, and welfare benefits.
For plan years beginning on or after July 1, 2007, payments made by the later of 2½ months after severance from employment or the end of the limitation year that includes the severance from employment will be compensation if they are payments that, absent a severance from employment, would have been paid to the participant while the participant continued in employment with a Participating Employer or an affiliated employer and are regular compensation for services during the participant’s regular working hours, compensation for services outside the participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation. Any payments not described above are not considered compensation if paid after severance from employment, even if they are paid within 2½ months following severance from employment, except for payments to an individual who does not currently perform services for a Participating Employer or an affiliated employer by reason of qualified military service (within the meaning of Section 414(u)(1) of the Code) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for a Participating Employer or an affiliated employer rather than entering qualified military service.
The annual compensation of each employee taken into account for any plan year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the “determination period”). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year. For purposes of determining the permissible amount of salary deferral contributions, Roth contributions, and matching contributions, the limit described in this paragraph shall not be applied to a participant’s compensation on the basis of the earliest payments of compensation during a year.
1.13    “Computation period” means a 12 consecutive month period, as follows:
1.13.1    For purposes of plan participation, the computation period initially shall be the 12 consecutive month period beginning on the date an employee first completes an hour of service. Thereafter, the computation period shall be the plan year, beginning with the plan year containing the first anniversary of the date the employee first completed an hour of service.

1.13.2    For all other purposes under the plan, the computation period shall be the plan year.

1.14    “Contribution percentage” with respect to a participant for a plan year means the ratio (expressed as a percentage and calculated to the nearest one-hundredth of a percentage point) of (i) the matching contributions made to the trust under the plan on the participant’s behalf for the plan year; to (ii) his testing compensation (as defined in Section 1.45) for that portion of the plan year during which he was a participant. The contribution percentage for a specified group of participants for a plan year shall be the average (expressed as a percentage and calculated to the nearest one-hundredth of a percentage point) of the contribution percentages calculated separately for each participant in such group. Pursuant to regulations issued by the Secretary of the Treasury, the Committee may elect to take into account elective deferrals made on behalf of any participant to any qualified plan maintained by the Participating Employer or an affiliated employer for purposes of determining the contribution percentage of such participant. Notwithstanding the foregoing, salary reduction contributions distributed to a participant pursuant to the provisions of Section 19.2 (relating to the return of contributions in excess of the limitations of Section 415 of the Code), salary reduction contributions treated as catch-up salary reduction contributions pursuant to Section 2.1.6 of the plan and Section 414(v) of the Code, and matching contributions forfeited by a participant pursuant to the provisions of Section 2.2.4 of the plan (relating to the forfeiture of matching contributions attributable to excess contributions, excess deferrals and excess aggregate contributions) may not be taken into account for purposes of determining the contribution percentage of such participant. The determination and treatment of the contribution percentage of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

1.15    “Designated Roth account” means a participant’s account under another employer’s tax-qualified defined contribution plan that is a designated Roth account described in Section 402A(b)(2)(A) of the Code.
1.16    “Disability” means a condition for which a participant is entitled to disability benefits under the Truist Financial Corporation Long-Term Disability Plan or other group disability plan of an affiliated employer or acquired employer as determined by the Committee.
1.17    “Effective date” of the plan means generally January 1, 2013, except as specified otherwise herein.
1.18    “Elective deferral” or “elective deferrals” means, with respect to any taxable year of a participant, the sum of
1.18.1    Any employer contribution under a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code) to the extent not includible in the participant’s gross income for the taxable year under Section 402(e)(3) of the Code, including a salary reduction contribution made on behalf of the participant under Section 2.1 of the plan;

1.18.2    Any employer contribution under a simplified employee pension plan (as defined in Section 408(k) of the Code) to the extent not includible in the participant’s gross income for the taxable year under Section 402(h)(1)(B) of the Code;

1.18.3    Any employer contribution made on behalf of the participant to purchase an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement (within the meaning of Section 3121(a)(5)(D) of the Code); and

1.18.4    Any elective employer contribution made on behalf of a participant under Section 408(p)(2)(A)(i) of the Code.

No participant shall be permitted to have elective deferrals made under this plan, or any other qualified plan maintained by the Company or an affiliated employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 2.1.6 and Section 414(v) of the Code.

1.19    “Eligible employee” means each employee of a Participating Employer except the following:

1.19.1    An employee included in a unit of employees covered by a bona fide collective bargaining agreement with a Participating Employer that does not specifically provide for coverage of the employee under the plan provided, that retirement benefits were the subject of good faith bargaining between the Participating Employer and employee representatives.

1.19.2    An employee who is a nonresident alien and receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Participating Employer constituting income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

1.19.3    An individual who is deemed to be an employee solely because he is a leased employee.

1.19.4    An individual who is an employee of an affiliated employer that has not adopted the plan and is on a temporary assignment to a Participating Employer.

1.19.5    An individual who is hired on a temporary basis for a specific project and is classified on the books and records of the Participating Employer as a temporary employee.

1.19.6    Prior to August 1, 2020, an employee who is eligible to participate in the SunTrust Banks, Inc. 401(k) Plan. On or after August 1, 2020, such employees shall participate in the Plan in accordance with the plan merger provisions provided in Exhibit D.

See Section 1.32 for provisions governing participation in the plan by an eligible employee.
1.20    “Employee” means, except as otherwise provided herein, an individual in the service of a Participating Employer if the relationship between him and the employer is the legal relationship of employer and employee. In determining who is an employee for purposes of the plan, the following provisions shall apply:
1.20.1    All leased employees shall be treated as employees.

1.20.2    An individual who is identified on the books and records of a Participating Employer as other than a common law employee shall not be treated as an employee for purposes of the plan regardless of a later agency or judicial determination to the effect that such individual is a common law employee of a Participating Employer. No such individual shall be an employee for purposes of the plan, even after the determination of the common law employer and employee relationship, unless the Participating Employer takes written action designating such individual as an employee of the Participating Employer who is no longer other than a common law employee.

See Sections 1.19 and 1.32 for provisions governing eligibility of an employee to become a participant in the plan.
1.21    “Entry date” means the first day of each calendar month.
1.22    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended (including amendments of the Code affected thereby), and rules and regulations issued thereunder.
1.23    “Excess aggregate contributions” means, with respect to any plan year, the excess of:
1.23.1    The aggregate amount of matching contributions (and any elective deferrals taken into account in computing the contribution percentage) actually made to the trust on behalf of highly compensated participants for such plan year; over

1.23.2    The maximum amount of such contributions permitted under the limitations described in Section 2.2.2.

1.24    “Excess contributions” means, with respect to any plan year, the excess of:
1.24.1    The aggregate amount of salary reduction contributions (and any matching contributions taken into account in computing the ADP) actually made to the trust on behalf of highly compensated participants for such plan year; over

1.24.2    The maximum amount of such contributions permitted under the limitations of Section 2.1.4.

1.25    “Excess elective deferral” for any taxable year of a participant means the amount of the elective deferral on behalf of a participant for any taxable year of such participant in excess of $15,000 (or such greater amount as may be permitted pursuant to the provisions of Sections 402(g)(4), (5) and (8) of the Code). Excess elective deferral also shall refer to the specific amount of elective deferrals for the taxable year of the participant which the participant allocates to this plan pursuant to the provisions of Section 2.1.1.

1.26    “Highly compensated participant” means any participant who is a highly compensated employee.
1.26.1    “Highly compensated employee” means any employee who:

(a)    during the plan year or preceding plan year was at any time a 5 percent owner (as defined in Section 416(i)(1)(B) of the Code); or

(b)    during the preceding plan year received statutory compensation (as defined in Section 1.44) from the Company and affiliated employers in excess of $80,000 (as adjusted pursuant to Section 414(q)(1) of the Code) and was in the top-paid group of employees for such preceding plan year.

1.26.2    For purposes of this Section 1.26, the following provisions shall apply:

(a)    An employee who performs service for the Company or any affiliated employer at any time during a plan year shall be in the top-paid group of employees for such year if such employee is in the top 20 percent of the employees of the Company and its affiliated employers ranked on the basis of statutory compensation paid during such year.

(b)    A former employee shall be treated as a highly compensated employee if he was a highly compensated employee when he separated from service, or was a highly compensated employee at any time after attaining age 55.

The determination of who is a highly compensated employee, including the determination of the number and identity of employees in the top-paid group, shall be made in accordance with Section 414(q) of the Code.
1.27    “Hour of service” means the following:
1.27.1    Each hour for which an employee is paid, or entitled to payment, by the Company or an affiliated employer for the performance of duties. Each such hour shall be credited to the computation period in which the duties are performed.

1.27.2    Each hour for which an employee is paid, or entitled to payment, by the Company or an affiliated employer for a period of time during which no duties are performed, irrespective of whether the employment relationship has terminated, by reason of vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. Each such hour shall be credited to the computation period in which no duties are performed. In applying this Section 1.27.2, the following provisions shall apply:

(a)    The number of hours to be credited to any single continuous period (whether or not such period occurs in a single computation period) for which hours are credited shall be the lesser of: (a) 501 hours, or (b) the number of hours for which the employee is paid with respect to such single continuous period;

(b)    No hours shall be credited with respect to payments made to the employee for the purpose of complying with applicable workers’ compensation, unemployment compensation or disability insurance laws, or payments made solely to reimburse an employee for medical or medically related expenses incurred by the employee; and

(c)    An amount paid to an employee by the Company or an affiliated employer indirectly, such as by a trust, fund or insurer to which the Company or affiliated employer makes contributions or pays premiums, shall be deemed to be paid by the Company or affiliated employer.

1.27.3    Each hour (to the extent not included in Section 1.27.1 or 1.27.2) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or an affiliated employer. Each such hour shall be credited to the computation period or periods to which the award or agreement pertains rather than to the computation period in which the award, agreement or payment is made.

1.27.4    Each hour for which an employee is not actually in service but is required to be given credit for service under any law of the United States, including, but not limited to, the Family and Medical Leave Act of 1993. Each such hour shall be credited to the computation period or periods for which the employee is required to be given credit for service.

1.27.5    Solely for the purpose of determining whether an employee has incurred a break in service, each hour with respect to a period during which he is absent from work for maternity or paternity reasons which otherwise would be credited to such employee but for such absence, or if such hours cannot be determined, 8 hours of service per day of such absence. For purposes of this Section 1.27.5, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the employee; (b) by reason of the birth of a child of the employee; (c) by reason of the placement of a child with the employee in connection with the adoption of such child by such employee; or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. The hours of service credited under this Section 1.27.5 shall be credited with respect to the computation period in which the absence begins, if necessary to prevent a break in service in such computation period. In all other cases, such hours of service shall be credited to the subsequent computation period. No more than 501 hours of service shall be required to be credited for maternity or paternity reasons. No credit shall be given under this Section 1.27.5, unless the employee furnishes to the Committee such timely information as the Committee reasonably may require to establish that the absence is for a reason described in this Section 1.27.5 and the number of days for which there was such an absence.

1.27.6    Solely for the purpose of determining whether an employee has incurred a break in service, an employee who is absent from work due to a leave of absence approved by the Participating Employer for which he is not paid (other than a leave of absence for maternity or paternity reasons) shall be credited with each hour of service such employee would otherwise be credited with but for such leave of absence The hours of service credited pursuant to this Section 1.27.6 shall be credited with respect to the computation period in which the absence begins, if necessary to prevent a break in service in such computation period. In all other cases, such hours of service shall be credited to the subsequent computation period. No more than 501 hours of service shall be required to be credited due to such leave of absence. The hours of service granted pursuant to the provisions of this Section 1.27.6 shall be disregarded if the participant does not return to service upon the expiration of such leave of absence; provided that this sentence shall not apply if the employee dies or becomes disabled during such leave of absence.

An employee for whom the Company or an affiliated employer maintains records of hours for which payment for the performance of duties is made shall be credited with hours of service on the basis of such records. Any other employee shall be credited with 45 hours of service for each week if under this Section 1.27 he would be credited with at least one hour of service for such week. The provisions of this Section 1.27 shall be applied in accordance with the provisions of Department of Labor Regulations Sections 2530.200b-2(b) and (c), which are incorporated herein by reference.
1.28    “Leased employee” means any individual, other than an employee of the Company or an affiliated employer (the “recipient employer”), who, pursuant to an agreement between the recipient employer and any other person (the “leasing organization”) has performed services for the recipient employer, or the recipient employer and related persons determined in accordance with Section 414(n) of the Code, on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization that are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A leased employee shall not be considered an employee of the recipient employer if: (a) such individual is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10 percent of statutory compensation, (ii) immediate participation, and (iii) full and immediate vesting; and (b) leased employees do not constitute more than 20 percent of the recipient employer’s nonhighly compensated work force as defined in Section 414(n)(5)(C)(ii) of the Code.
1.29    “Matching contributions” means the amounts contributed to the plan by a Participating Employer pursuant to the provisions of Section 2.2. The amounts contributed to the plan by a Participating Employer pursuant to Section 2.2.1(a) are sometimes referred to herein as “basic matching contributions.” The amounts contributed to the plan by a Participating Employer pursuant to Section 2.2.1(b) are sometimes referred to herein as “supplemental matching contributions.”
1.30    “Nonhighly compensated participant” means a participant who is not a highly compensated participant.
1.31    “Normal retirement age” of a participant means age 65. The “normal retirement date” of a participant means the date the participant attains his normal retirement age.
1.32    “Participant” means with respect to any plan year an eligible employee who has entered the plan and any former employee who has an accrued benefit under the plan. An eligible employee or former employee on the effective date who was a participant in the predecessor plan immediately preceding the effective date, or who was eligible to enter the predecessor plan as a participant on the effective date, shall be a participant in this plan as of the effective date. For purposes of Section 2.1.1 (making salary reduction contributions), an eligible employee who has not otherwise entered the plan shall become a participant as of the entry date next following the eligible employee’s date of hire. For purposes of Section 2.2.1 (receiving matching contributions), an eligible employee shall become a participant as of the entry date next following the later of (i) the close of the first computation period in which he completes 1,000 or more hours of service; or (ii) his attainment of age 21. For the purpose of applying the foregoing provisions of this Section 1.32, the following provisions shall apply: (i) an eligible employee who is not in service on the date he is eligible to enter the plan shall not enter the plan until he reenters service as an eligible employee, whereupon he immediately shall enter the plan; and (ii) a participant who terminates service and later reenters service shall reenter the plan as of the date he reenters service as an eligible employee.
1.33    “Participating Employer” means the Company and each employer that has adopted the plan pursuant to Exhibit B. See Section 20 for special provisions concerning Participating Employers.
1.34    “Plan” means the Truist Financial Corporation 401(k) Savings Plan as herein set out or as duly amended. That portion of the plan consisting of the ESOP accounts, the PAYSOP accounts and the Company stock fund accounts (as defined in Section 7.1.6) shall constitute a stock bonus plan and an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code (the “ESOP” or “ESOP portion of the Plan”). See Section 22 for special rules that apply to the ESOP. The remainder of the plan (the “non-ESOP portion of the Plan”) shall constitute a profit sharing plan. All contributions to the Plan, including salary reduction and matching contributions, are made by the Participating Employer to the non-ESOP portion of the plan. Amounts are thereafter allocated and invested in the ESOP portion of the plan in accordance with participants’ investment elections made pursuant to Section 7.

1.35    “Plan year” means the 12-month period ending on December 31 of each year.
1.36    “Predecessor plan” means the BB&T Corporation 401(k) Savings Plan in effect prior to August 1, 2020, and any other plan which was merged into such plan or whose assets and liabilities were transferred to such plan prior to such date. The term “predecessor plan” shall also include any plan which is merged into this plan or whose assets and liabilities are transferred to this plan after the effective date.
1.37    “Qualified nonelective contributions” means a contribution made by the Company pursuant to Section 2.1.4(d) of the plan.
1.38    “Retire” or “retirement” means the participant’s termination of service on or after his normal retirement date.
1.39    “Roth contributions” means the salary reduction contributions made on behalf of a participant to the plan that (i) are designated as Roth contributions by the participant pursuant to the provisions of Section 23.1, (ii) meet the requirements of Section 402A(g) of the Code; and (iii) are included in the participant’s compensation pursuant to Section 23.2 of the plan.
1.40    “Roth rollover contribution” means on and after January 1, 2012, any contribution made to the plan by a participant in accordance with the provisions of Section 23.12 of the plan and Section 402A(c)(3) of the Code.
1.41    “Salary reduction contributions” means the contributions described in Section 2.1 which are made to the plan by a Participating Employer on behalf of a participant who has elected to defer a specified percentage of his compensation. Salary reduction contributions shall be treated as employer contributions in accordance with the provisions of Section 1.401(k)-1(a)(4)(ii) of the Treasury Regulations.

1.42    “Service” means employment by a Participating Employer or an affiliated employer as an employee. An employee’s service shall also include his service with an employer that is acquired by a Participating Employer or one of its affiliated employers, whether by merger, acquisition of assets or stock, or otherwise; provided that, the employee becomes an employee of a Participating Employer or one of its affiliated employers as a result of such acquisition.
1.43    “Spouse” or “surviving spouse” means the legally married spouse or surviving spouse of a participant; provided, that a former spouse shall be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order described in Section 414(p) of the Code. Effective before June 26, 2013, notwithstanding the foregoing, a same gender spouse is deemed not to be the spouse or surviving spouse of a participant for any purposes under the plan, to the extent required by the Defense of Marriage Act.
Effective June 26, 2013, in accordance with Revenue Ruling 2013-17, for all Plan purposes, a “spouse” or “surviving spouse” includes any spouse of a legal marriage, including a same-sex spouse, that is validly entered into in a state whose laws authorize the marriage of two individuals of the same sex, even if the individuals are domiciled in a state that does not recognize the validity of same-sex marriages. However, individuals (whether part of an opposite-sex or same-sex couple) who have entered into a registered domestic partnership, civil union, or other similar formal relations recognized under state law that is not denominated as a marriage under the laws of that state are not treated as legally married. For this purpose, the term “state” means any domestic or foreign jurisdiction having the legal authority to sanction marriages. For all Plan purposes, a Participant is “married” if the Participant has a spouse as that term is used in this Section.

1.44    “Statutory compensation” means wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an employee by a Participating Employer (in the course of the Participating Employer’s trade or business) for which the Participating Employer is required to furnish the employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, other than amounts paid or reimbursed by the Company for moving expenses incurred by the employee to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the employee under Section 217 of the Code. Compensation must be determined for this purpose without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed. The statutory compensation of an employee shall include any elective deferral (as defined in Section 402(g)(3) of the Code) and any other amount which is contributed or deferred by the Participating Employer at the election of the employee and which is not includible in the gross income of the employee by reason of Sections 125, 132(f)(4) or 457 of the Code. For purposes of Section 18, the statutory compensation of a participant shall be limited to the annual compensation limitation set forth in Section 1.12. For purposes of Section 19, the statutory compensation of a participant shall be limited to the annual compensation limitation set forth in Section 1.12.
Payments made by the later of 2½ months after severance from employment or the end of the limitation year that includes the severance from employment will be statutory compensation if they are payments that, absent a severance from employment, would have been paid to the participant while the participant continued in employment with a Participating Employer or an affiliated employer and are regular compensation for services during the participant’s regular working hours, compensation for services outside the participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation. Any payments not described above are not considered statutory compensation if paid after severance from employment, even if they are paid within 2½ months following severance from employment, except for payments to an individual who does not currently perform services for a Participating Employer or an affiliated employer by reason of qualified military service (within the meaning of Section 414(u)(1) of the Code) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for a Participating Employer or an affiliated employer rather than entering qualified military service.
1.45    “Testing compensation” means any of the definitions of compensation which are set forth on Exhibit A attached hereto, as designated by the Committee. Notwithstanding the foregoing, a participant’s testing compensation shall be subject to the annual compensation limitation set forth in Section 1.12. The definition of compensation designated by the Committee for a particular plan year shall be used for purposes of determining the testing compensation of all participants for such year. Payments made by the later of 2½ months after severance from employment or the end of the limitation year that includes the severance from employment will be testing compensation if they are payments that, absent a severance from employment, would have been paid to the participant while the participant continued in employment with a Participating Employer or an affiliated employer and are regular compensation for services during the participant’s regular working hours, compensation for services outside the participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation. Any payments not described above are not considered testing compensation if paid after severance from employment, even if they are paid within 2½ months following severance from employment, except for payments to an individual who does not currently perform services for a Participating Employer or an affiliated employer by reason of qualified military service (within the meaning of Section 414(u)(1) of the Code) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for a Participating Employer or an affiliated employer rather than entering qualified military service.
1.46    “Trust” or “trust fund” means the trust fund held by the Trustee under the plan.
1.47    “Trust agreement” means the trust agreement between the Company and the Trustee which shall be a part of the plan.
1.48    “Trustee” means the entity appointed by the Company to administer the trust.
1.49    “Year of service” means the following:
1.49.1    With respect to service prior to the effective date, years of continuous service as determined pursuant to the terms of the predecessor plan.

1.49.2    With respect to service on or after the effective date, 1,000 or more hours of service during a computation period; provided, that no year of service following 5 consecutive breaks in service shall be taken into account in determining the vested percentage of an employee’s accrued benefit that accrued before such breaks in service.

1.49.3    Years of service shall include any period during which an employee would have been a leased employee but for the requirement that a leased employee perform service for the Company, or the Company and related persons determined in accordance with Section 414(n)(6) of the Code, on a substantially full-time basis for a period of at least one year.

Section 2    Contributions to the Trust and Allocation Thereof.
2.1    Salary Reduction Contributions.
2.1.1    Amount of salary reduction contributions; Excess elective deferrals. Each eligible employee who becomes a participant and is in service may elect in the manner provided by the Committee to reduce his compensation by a percentage not less than 0.01 percent and not more than 50 percent. The amount of the participant’s salary reduction shall be contributed by the Participating Employer to the trust for each plan year as a salary reduction contribution in accordance with the provisions of Section 2.1.2. No participant shall be permitted to have elective deferrals made under this plan, or any other qualified plan maintained by the Company or an affiliated employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 2.1.6 and Section 414(v) of the Code (the “maximum dollar limit”). In the event of an excess elective deferral (determined by taking into account only the plan and any other plans maintained by an affiliated employer), the Participating Employer shall notify the Committee in writing on behalf of the participant of such excess elective deferral and the amount thereof shall be adjusted for income and losses allocable thereto and distributed to the participant (a “corrective distribution”) no later than the April 15 following the end of the taxable year during which such excess elective deferral was made. The income or loss allocable to excess elective deferral equals the allocable gain or loss through the end of the plan year, and no income or loss is allocable to the gap period. The excess elective deferral which otherwise would be distributed to the participant shall be reduced in accordance with Treasury regulations by the amount of any excess contributions distributed previously to the participant If the participant is also a participant in another plan or arrangement under which elective deferrals were made and the elective deferrals made under such other plan or arrangement and this plan in the aggregate exceed the maximum dollar limit for such participant’s taxable year, then not later than March 1 following the close of the taxable year during which the excess elective deferral was made, the participant may notify the Committee in writing that all or part of the salary reduction contribution made on his behalf under the plan represents an excess elective deferral for his preceding taxable year and request that his salary reduction contribution under the plan be reduced by a specified amount. The specified amount shall be adjusted for income and loss allocable thereto in the same manner as heretofore provided in this Section 2.1.1. In no event may the participant receive from the plan as a corrective distribution with respect to a plan year an amount in excess of such participant’s salary reduction contributions under the plan for the plan year, as adjusted for income and losses allocable thereto. Distributions of excess elective deferrals to participants may be made notwithstanding any other provision of the plan or Code. The amount of any excess elective deferral distributed to the participant pursuant to this Section 2.1.1 shall not be treated as an annual addition for purposes of Section 19.

2.1.2    Time for making salary reduction contributions. A participant’s salary reduction contributions shall be accumulated through payroll deductions and paid by the Participating Employer to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the general assets of the Participating Employer, but in no event later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the participant in cash.

2.1.3     Administrative rules governing salary reduction contributions.

(a)    An election pursuant to Section 2.1.1 (a “deferral election”) shall be made by the participant in accordance with such rules and procedures as are adopted by the Committee from time to time. The participant’s deferral election shall become effective as of the beginning of the first full payroll period commencing on or after the date of receipt by the Committee of such deferral election, or as soon thereafter as administratively practicable, unless otherwise provided by the Committee. Unless modified or revoked by the participant, the deferral election shall continue in effect until such time as he terminates service. A new deferral election with respect to a participant who terminates service and later reenters service and becomes a participant shall become effective at the beginning of the first full payroll period commencing on or after the date such participant reenters the plan.

(b)    Subject to provisions of Section 2.1.3(e), a participant unilaterally may modify his deferral election as of any date to increase or decrease the portion of his compensation subject to salary reduction within the percentage limits set forth in Section 2.1.1. Any such modification shall be made in the manner provided by the Committee and shall become effective at the beginning of the first full payroll period commencing on or after the date of receipt of the modified election by the Committee unless otherwise provided by the Committee.

(c)    Subject to the provisions of Section 2.1.3(e), a participant unilaterally may revoke his deferral election at any time by providing notice to the Committee in the manner provided by the Committee. The revocation shall become effective at the beginning of the first full payroll period commencing on or after the date such notification is received by the Committee. A participant may resume salary reduction contributions at any time by making a new deferral election in accordance with the provisions of Section 2.1.3(e).

(d)    The Committee may amend or revoke a deferral election with a participant at any time if the Committee determines that such amendment or revocation is necessary to ensure that the annual additions (as defined in Section 19) to the accounts of a participant do not exceed the annual addition limitations (described in Section 19) for such participant or that the requirements of Section 2.1.4 are met for such plan year.

(e)    The Company shall establish a payroll deduction system to assist it in making salary reduction contributions. The Committee from time to time may adopt policies or rules governing the manner in which such contributions may be made so that the plan may be administered conveniently.

(f)    All salary reduction contributions shall be made by the Participating Employer to the non-ESOP portion of the plan.

2.1.4    Limitations on salary reduction contributions.

(a)    Subject to the provisions of Sections 2.1.4(f) and 2.1.7, all deferral elections made by highly compensated participants with respect to any plan year shall be valid only if one of the tests set forth in Section 2.1.4(b), performed using the current year testing method, is satisfied for such plan year.

(b)    For each plan year, the ADP for the group of highly compensated participants for such plan year shall bear to the ADP for the group of nonhighly compensated participants for such plan year a relationship that satisfies either of the following tests:

(i)    The ADP for the group of highly compensated participants is not more than the ADP for the group of nonhighly compensated participants multiplied by 1.25; or

(ii)    The ADP for the group of highly compensated participants is not more than the ADP for the group of nonhighly compensated participants multiplied by 2, and the excess of the ADP for the group of highly compensated participants over the ADP for the group of nonhighly compensated participants is not more than 2 percentage points.

For purposes of applying the provisions of this paragraph (b), the following provisions shall apply:

(iii)    A participant is a highly compensated participant for a particular plan year if he meets the definition of a highly compensated participant in effect for that plan year. A participant is a nonhighly compensated participant for a particular plan year if he does not meet the definition of a highly compensated participant in effect for that plan year.

(iv)    Pursuant to regulations issued by the Secretary of the Treasury, the Committee may elect to include all or part of the matching contributions under the plan or any other qualified plan that it sponsors for purposes of calculating the ADP with respect to each participant. Notwithstanding the foregoing matching contributions shall be treated as salary reduction contributions for purposes of calculating the ADP of each participant only if the conditions described in Section 1.401(k)-2(a)(6) of the Treasury Regulations are satisfied. Matching contributions which are treated as salary reduction contributions pursuant to the provisions of this subparagraph (1) shall not be distributable other than upon one of the events described in Section 5.8(a) through (f).

(v)    If 2 or more plans of the Participating Employer or an affiliated employer that include cash or deferred arrangements described in Section 401(k) of the Code are aggregated for purposes of Section 410(b) of the Code (other than for purposes of the average benefit percentage test), the cash or deferred arrangements included in such plans shall be treated as one arrangement. Notwithstanding the foregoing plans may be aggregated in order to satisfy the tests set forth in Section 2.1.4(b) only if they have the same plan year and use the same ADP testing method.

(vi)    If a highly compensated participant is a participant under 2 or more cash or deferred arrangements (described in Section 401(k) of the Code) of the Participating Employer or an affiliated employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the ADP with respect to such highly compensated participant. If a highly compensated participant is a participant in 2 or more cash or deferred arrangements of the Participating Employer or an affiliated employer that have different plan years, all elective deferrals made during this plan’s plan year under all such arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Treasury Regulations issued under Section 401(k) of the Code.

(vii)    The group of highly compensated participants and the group of nonhighly compensated participants shall include any participant defined as such, regardless of whether he elects to make a salary reduction contribution under the plan.

(viii)    The Company shall maintain records sufficient to demonstrate satisfaction of the ADP test.

(ix)    Notwithstanding anything to the contrary in the plan, the determination and treatment of salary reduction contributions and the ADP of any participant shall satisfy Section 1.401(k)-1 and 1.401(k)-2 of the Treasury

Regulations and such other requirements as may be prescribed by the Secretary of the Treasury.

(c)    If at the end of any plan year neither test set forth in Section 2.1.4(b) is satisfied, then within 2½ calendar months following the end of each plan year, but in no event later than the year-end adjustment date following the close of such 2½ month period (the “distribution date”), the salary reduction contribution for such plan year of each highly compensated participant shall be reduced by his share of the excess contribution for such plan year. Reductions shall be made pursuant to the steps in the following order:

(i)    Step one. The actual deferral percentage of the highly compensated participant with the highest actual deferral percentage shall be reduced by the amount required to cause the highly compensated participant’s actual deferral percentage to equal the actual deferral percentage of the highly compensated participant with the next highest actual deferral percentage. This process shall be repeated until the plan satisfies one of the tests set forth in Section 2.1.4(b). The dollar amount of each reduction made pursuant to this step one shall be determined for each highly compensated participant. Such amount shall not be distributed to the affected highly compensated participant, but instead shall be used in steps two and three below.

(ii)    Step two. The dollar amount of the reduction determined for each highly compensated participant in accordance with step one above shall be aggregated. Such amount shall be allocated in accordance with step three below.

(iii)    Step three. The salary reduction contributions of the highly compensated participant with the highest dollar amount of salary reduction contributions shall be reduced by the amount required to cause that highly compensated participant’s salary reduction contributions to equal the dollar amount of the salary reduction contributions of the highly compensated participant with the next highest dollar amount of salary reduction contributions. This process shall be repeated until the total amount of salary reduction contributions so reduced equals the aggregate dollar amount determined in step two above.

All salary reduction contributions so reduced, adjusted for income and losses allocable thereto, shall be designated by the Company as excess contributions. To the extent a highly compensated participant has not been credited with the maximum allowable catch-up salary reduction contributions pursuant to Section

2.1.6 of the plan and Section 414(v) of the Code, the excess contributions shall be classified as catch-up salary reduction contributions. Any remaining excess contributions shall be distributed to the participant no later than the distribution date. The income or loss allocable to excess contributions equals the allocable gain or loss through the end of the plan year, and no income or loss is allocable to the gap period. The excess contribution that otherwise would be distributed to the participant shall be reduced in accordance with Treasury Regulations by the amount of any excess elective deferrals previously distributed to the participant. The amount of any excess contribution shall be treated as an annual addition for purposes of Section 19 for the plan year in which such excess contribution was made. Distributions of excess contributions to participants may be made notwithstanding any other provision of the plan or Code. In no event may the amount of the excess contributions distributed for a plan year with respect to any highly compensated participant exceed the amount of salary reduction contributions made in behalf of the highly compensated participant for such plan year, as adjusted for income and losses allocable thereto.

(d)    In lieu of applying the three-step process described in Section 2.1.4(c), the Company may, within 30 days after the end of the plan year, make a qualified nonelective contribution with respect to such plan year on behalf of nonhighly compensated participants in an amount determined by the Company to be sufficient to satisfy one of the tests set forth in Section 2.1.4(b). Such qualified nonelective contribution shall be allocated to the QNEC accounts of those participants entitled to share in such contribution pursuant to the provisions of Section 2.1.5(b). On such allocation, the qualified nonelective contribution shall be considered a salary reduction contribution subject to all provisions of the plan regarding salary reduction contributions other than Section 4.1. The Company shall pay such qualified nonelective contribution with respect to a plan year to the Trustee within 30 days after the end of such plan year. Notwithstanding anything contrary contained in the plan, qualified nonelective contributions shall be treated as salary reduction contributions for purposes of the tests set forth in Section 2.1.4(b) only if the conditions described in Section 1.401(k)-1(c) and (d) of the Treasury Regulations are satisfied with respect to such qualified nonelective contributions. In no event will the amount of any qualified nonelective contribution to the plan be in an amount that would cause the amount allocable to any nonhighly compensated participant to exceed a percentage of the nonhighly compensated participant’s compensation that is equal to the greater of (i) 5%, or (ii) two times the plan’s “representative contribution rate” for the plan year, as determined under Treasury Regulation Section 1.401(k)-2(a)(6)(iv)(B).

(e)    If at any time during a plan year the Company in its discretion determines that neither of the tests set forth in Section 2.1.4(b) will be met for such plan year, then the Company in its discretion shall have the unilateral right during the plan year to require prospective reduction of the percentage of the compensation of highly compensated participants that may be subject to deferral elections for part or all of the balance of such year.

(f)    Notwithstanding anything to the contrary in the plan, for purposes of applying the tests set forth in Section 2.1.4, the plan shall be treated as comprising two plans, one which benefits the eligible employees who have not yet attained age 21 and completed a year of service (“testing plan A”) and one which benefits all other eligible employees in accordance with Section 1.410(b)-6(b)(3) (“testing plan B”). Testing plan B is intended to satisfy the nondiscrimination requirements set forth in Section 2.1.4 by compliance with the safe harbor methods described in Section 401(k)(12) of the Code (the “401(k) safe harbor”). Testing plan A is not intended to satisfy the 401(k) safe harbor. Consequently, with respect to each plan year, the salary reduction contributions made on behalf of the participants in testing plan A shall satisfy the requirements of Section 2.1.4.

(g)    Except as otherwise provided in this subsection (g), the plan may use the current year testing method or prior year testing method for the ADP test for a plan year without regard to whether the current year testing method or prior year testing method is used for the ACP test for that plan year. However, if different testing methods are used, the plan cannot use:

(i)    The recharacterization method of Treasury Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a plan year;

(ii)    The rules of Treasury Regulation Section 1.401(m)-2(a)(6)(ii) to take elective contributions into account under the ACP test (rather than the ADP test); or

(iii)    The rules of Treasury Regulation Section 1.401(k)-2(a)(6)(v) to take qualified matching contributions into account under the ADP test (rather than the ACP test).

(h)    For purposes of this Section 2.1.4, the portion of the plan covering employees of McGriff, Seibels & Williams, Inc. and the portion covering employees of CRC Insurance Services, Inc. shall be treated as qualified separate lines of business, as defined in Section 414(r) of the Code, separate from each other and from the portion of the plan covering the employees of all other participating employers. The portion of the plan covering employees of McGriff, Seibels & Williams, Inc. shall be subject to the nondiscrimination testing requirements described in Section 2.1.7. The portion of the plan covering employees of CRC Insurance Services, Inc. shall be subject to the nondiscrimination testing requirements described in Section 2.1.4, without regard to Section 2.1.7. The remaining portion of the plan shall be subject to the nondiscrimination testing described in Section 2.1.4(a), taking into account Section 2.1.7.

2.1.5    Allocation to salary reduction contribution (before-tax) accounts.

(a)    Salary reduction contributions made by the Participating Employer shall be allocated to the salary reduction contribution (before-tax) account of a participant as of the last day of the payroll period for which such contribution is made. The salary reduction contribution (before-tax) account of each participant shall be accounted for separately from the participant’s other accounts under the plan.

(b)    If the Company elects to make a qualified nonelective contribution with respect to any plan year, such contribution shall be allocated to the QNEC account of each nonhighly compensated participant with respect to whom a salary reduction contribution was made to the trust for such plan year. Such allocation shall be in the proportion that each such participant’s compensation bears to the total compensation of all such participants. Qualified nonelective contributions made for a plan year shall be allocated to a participant’s QNEC account as of the adjustment date the contribution is received in the trust by the Trustee.

2.1.6     Catch-up salary reduction contributions. Notwithstanding the foregoing, all participants who have attained age 50 before the close of a calendar year shall be eligible to make catch-up salary reduction contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up salary reduction contributions shall not be taken into account for purposes of the provisions of the plan implementing the required limitations of Sections 402(g) and 415 of the Code. The plan shall not be treated as failing to satisfy the provisions of the plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up salary reduction contributions. The Committee shall adopt such policies and rules governing the manner in which such catch-up salary reduction contributions may be made so that the plan may be administered conveniently. In no event shall a Participating Employer make a matching contribution to the plan with respect to a participant’s catch-up salary reduction contributions, except to the extent required if the plan is intended to meet Section 2.1.7.

2.1.7     Safe harbor ADP test provisions for testing plan B. For testing plan B (as defined in Section 2.1.4(f)), the provisions of this Section 2.1.7 apply in lieu of the nondiscrimination requirements set forth in Section 2.1.4, and the plan will meet both the notice requirement and the contribution requirement provided below for each plan year with respect to each employee eligible to participate in testing plan B:

(a)    Notice requirement. Each employee eligible to participate in testing plan B shall, within a reasonable period of time before each plan year (or, for a newly eligible employee, within a reasonable period before the employee first becomes eligible to participate in the plan) be given written notice of the employee’s rights and obligations under the plan (namely, a description of the basic matching contribution formula being used for the plan year; the plan conditions under which contributions will be made; the type and amount of compensation that may be deferred; the manner in which cash or deferred contributions may be made; the election periods under the plan; and the withdrawal and vesting provisions under the plan). The notice shall be sufficiently accurate and comprehensive to apprise the employee of such rights and obligations and shall be written in a manner calculated to be understood by the average employee eligible to participate in testing plan B.

(b)    Contribution requirement. The contribution requirements are met if the basic matching contribution requirement (as defined below) is met for each employee who is eligible to participate in testing plan B. As used herein, the term “basic matching contribution requirement” means basic matching contributions on behalf of each nonhighly compensated participant (whether or not the employee ceased participation or terminated employment before the end of the plan year) in an amount equal to one hundred percent (100%) of the elective deferrals of the participant to the extent such elective deferrals do not exceed three percent (3%) of the participant’s compensation, and fifty percent (50%) of the elective deferrals to the extent that such elective deferral exceeds three percent (3%) of compensation, but does not exceed five percent (5%) of compensation. The rate of basic matching contributions for highly compensated participants cannot be greater than the rate of basic matching contributions for nonhighly compensated participants at any rate of elective deferrals. If the rate of basic matching contributions is not equal to the percent required under the basic matching contribution requirement, testing plan B will nevertheless meet the basic matching contribution requirement if the rate of basic matching contributions does not increase as a participant’s rate of elective deferrals increases, and the aggregate amount of basic matching contributions at such rate is equal to or greater than the aggregate amount of basic matching contributions which would be made if basic matching contributions were made on the basis of the percentages specified above. The basic matching contributions allocated to participants’ accounts are fully vested and nonforfeitable and may not be distributed earlier than separation from service, death, disability, an event described in Section 401(k)(10) of the Code, or the attainment of age 59½. For purposes of this paragraph, the rate of basic matching contributions for a highly compensated participant is determined by reference only to basic matching contributions under this plan.

2.2    Matching Contributions.
2.2.1    Amount and allocation of matching contributions. Except as provided for under (c) and (d) below, for each payroll period during a plan year, the Participating Employer shall make a contribution to the plan on behalf of each participant. The matching contribution for each payroll period shall equal the sum of:

(a) 100 percent of the amount of the salary reduction contribution made on behalf of such participant during such payroll period up to 4 percent of his compensation with respect to such payroll period (the “basic matching contribution”). The amount of the salary reduction contribution made on behalf of the participant during such payroll period in excess of 4 percent shall be disregarded in determining the amount of the participant’s basic matching contribution.
(b) 100 percent of the amount of the salary reduction contribution made on behalf of such participant during such payroll period in excess of 4 percent but not in excess of 6 percent of his compensation with respect to such payroll period (the “supplemental matching contribution”). The amount of the salary reduction contribution made on behalf of the participant during such payroll period in excess of 6 percent shall be disregarded in determining the amount of the participant’s supplemental matching contribution.
(c) Any participant employed by McGriff, Seibels & Williams, Inc., shall be eligible for a basic matching contribution equal to 100 percent of the amount of the salary reduction contribution made on behalf of such participant during a payroll period not exceeding 4 percent of his compensation with respect to such payroll period.
(d) Any participant employed by CRC Insurance Services, Inc., shall be eligible for a matching contribution equal to 50 percent of the amount of the salary reduction contribution made on behalf of such participant during a payroll period.
The basic matching contribution made with respect to each participant shall be allocated to his Employer basic matching contribution account. The supplemental matching contribution made with respect to each participant shall be allocated to his Employer supplemental matching contribution account. Matching contributions shall be paid by the Participating Employer to the Trustee as soon as administratively feasible following the end of the payroll period for which such contributions are being made, but in no event later than the last day of the next following calendar quarter. All matching contributions shall be made by the Participating Employer to the non-ESOP portion of the plan.

2.2.2    Limitations on matching contributions. Subject to the provisions of Section 2.2.5, the following provisions shall apply with respect to matching contributions under the plan:

(a)    Contribution percentage limitation: For each plan year the contribution percentage for the group of highly compensated participants for such plan year shall bear to the contribution percentage for the group of nonhighly compensated participants for such plan year a relationship that satisfies either of the following tests:

(i)    The contribution percentage for the group of highly compensated participants is not more than the contribution percentage for the group of nonhighly compensated participants multiplied by 1.25; or

(ii)    The contribution percentage for the group of highly compensated participants is not more than the contribution percentage for the group of nonhighly compensated participants multiplied by 2, and the excess of the contribution percentage for the group of highly compensated participants over the contribution percentage for the group of nonhighly compensated participants is not more than 2 percentage points.

(b)    For purposes of applying the provisions of this Section 2.2.2, the following provisions shall apply:

(i)    A participant is a highly compensated participant for a particular plan year if he meets the definition of a highly compensated participant in effect for that plan year. A participant is a nonhighly compensated participant for a particular plan year if he does not meet the definition of a highly compensated participant in effect for that plan year.

(ii)    Pursuant to regulations issued by the Secretary of the Treasury, the Committee may elect to take into account elective deferrals under the plan or any other qualified plan of the Participating Employer for purposes of computing the contribution percentages.

(iii)    If 2 or more plans of the Participating Employer or an affiliated employer are aggregated for purposes of Sections 401(a)(4) or 410(b) of the Code (other than for purposes of the average benefit percentage test), the contribution percentage of each participant under the plan shall be determined as if all such plans were a single plan. Notwithstanding the foregoing, plans may be aggregated in order to satisfy the tests set forth in Section 2.2.2(a) only if they have the same plan year and use the same contribution percentage testing method.

(iv)    If a highly compensated participant is a participant in 2 or more plans described in Section 401(a) of the Code or cash or deferred arrangements described in Section 401(k) of the Code maintained by the Participating Employer or an affiliated employer to which matching contributions, nondeductible voluntary contributions or elective deferrals are made on behalf of such highly compensated participant, all such plans and arrangements shall be treated as a single plan for the purpose of determining the contribution percentage of such highly compensated participant. If a highly compensated participant is a participant in 2 or more such plans or arrangements that have different plan years, all amounts taken into account in computing the participant’s contribution percentage during this plan’s plan year under all such plans and arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Treasury Regulations issued under Section 401(m) of the Code.

(v)    The determination of who is a highly compensated participant or a nonhighly compensated participant shall include any employee who is eligible to receive matching contributions or, if the Committee takes elective deferrals into account, make elective deferrals.

(vi)    The Company shall maintain records sufficient to demonstrate satisfaction of the tests set forth in Section 2.2.2(a) and the amount of elective deferrals, if any, used in such tests.

(vii)    Notwithstanding anything to the contrary in the plan, the determination and treatment of matching contributions and the contribution percentage of any participant shall satisfy Sections 1.401(m)-1 and 1.401(m)-2 of the Treasury Regulations and such other requirements as may be prescribed by the Secretary of the Treasury.

2.2.3    Correction of excess matching contributions. If at the end of any plan year, neither test set forth in Section 2.2.2(a) is satisfied, the Committee shall adjust the matching contributions of the highly compensated participants within 2½ calendar months following the end of each plan year, but in no event later than the year-end adjustment date following the close of such 2½ month period (the “distribution date”). The matching contribution of each highly compensated participant shall be reduced by his share of the excess aggregate contributions for such plan year. Reductions shall be made pursuant to the following procedure:

(a)    Step one. The contribution percentage of the highly compensated participant with the highest contribution percentage shall be reduced by the amount required to cause the highly compensated participant’s contribution percentage to equal the contribution percentage of the highly compensated participant with the next highest contribution percentage. This process shall be repeated until the plan satisfies one of the tests set forth in Section 2.2.2(a). The dollar amount of each reduction made pursuant to this step one shall be determined for each highly compensated participant. Such amount shall not be distributed to the affected highly compensated participant, but instead shall be used in steps two and three below.

(b)    Step two. The dollar amount of the reduction determined for each highly compensated participant in accordance with step one above shall be aggregated. Such amount shall be allocated in accordance with step three below.

(c)    Step three. The matching contributions of the highly compensated participant with the highest dollar amount of matching contributions shall be reduced by the amount required to cause that highly compensated participant’s matching contributions to equal the dollar amount of the matching contributions of the highly compensated participant with the next highest dollar amount of matching contributions. This process shall be repeated until the total amount of matching contributions so reduced equals the aggregate dollar amount determined in step two above.

All matching contributions so reduced, adjusted for income and losses allocable thereto, shall be designated by the Participating Employer as excess aggregate contributions and distributed to the participant no later than the distribution date The income or loss allocable to excess aggregate contributions equals the allocable gain or loss through the end of the plan year, and no income or loss is allocable to the gap period. Distributions to participants of excess aggregate contributions may be made notwithstanding any other provision of the plan or Code. The amount of any excess aggregate contribution shall be treated as an annual addition for purposes of Section 19 for the plan year in which such excess aggregate contribution was made.

2.2.4    Forfeiture of matching contributions. Notwithstanding anything to the contrary in the plan, if all or part of a participant’s salary reduction contribution is treated as an excess contribution, an excess elective deferral or an excess aggregate contribution, the matching contribution made with respect to such salary reduction contribution, adjusted for income and losses allocable thereto, and which is not distributed in order to enable the plan to comply with one of the tests set forth in Section 2.2.2(a) shall be forfeited by the participant within 2 ½ calendar months following the end of the plan year for which the matching contribution was made (the “forfeiture date”). The income or loss allocable to the forfeited matching contribution for the plan year of such matching contribution shall be determined by multiplying the amount of the income or loss allocable to the participant’s matching contributions for such plan year by a fraction, the numerator of which is the forfeited matching contribution for such plan year, and the denominator of which is equal to the sum of: (i) the balance in the participant’s account attributable to matching contributions as of the beginning of such plan year; and (ii) the matching contributions made on behalf of the participant for such plan year. Income or loss allocable to the forfeited matching contribution shall not include income or loss for the period between the end of the plan year and the forfeiture date. Forfeitures of matching contributions (including income or losses allocable thereto) shall reduce the amount of matching contributions which the Participating Employer otherwise is obligated to make pursuant to Section 2.2, if any.

2.2.5    Nondiscrimination testing. Notwithstanding anything to the contrary in the plan, for purposes of applying the tests set forth in Section 2.2.2, the plan shall be comprised of testing plan A (as defined in Section 2.1.4(f)) and testing plan B (as defined in Section 2.1.4(f)). Testing plan B is intended to satisfy the nondiscrimination requirements set forth in Section 2.2.2 by compliance with the safe harbor methods described in Section 401(m)(11) of the Code and Section 2.2.6 below. Testing plan A is deemed to satisfy the requirements of Section 2.2.2 since participants in testing plan A are not eligible to receive matching contributions.

2.2.6    Safe harbor ACP test provisions for testing plan B. For testing plan B (as defined in Section 2.1.4(f)), the provisions of this Section 2.2.6 apply in lieu of the nondiscrimination requirements set forth in Section 2.2.2, and testing plan B will meet both the safe harbor ADP test provisions in Section 2.1.7 and the special limitations on Employer matching contributions provided as follows with respect to each employee eligible to participate in testing plan B.

(a)    Employer matching contributions shall not be allocated to the account of a participant with respect to the participant’s salary reduction contributions which exceed six percent (6%) of the participant’s compensation; and

(b)    the rate of employer matching contributions shall not increase as the rate of a participant’s salary reduction contribution increases; and

(c)    the employer matching contributions with respect to any highly compensated participant at any rate of salary reduction contribution shall not be greater than that with respect to a nonhighly compensated participant.

2.2.7     QSLOB testing. For purposes of Sections 2.2.2 – 2.2.6, the portion of the plan covering employees of McGriff, Seibels & Williams, Inc. and the portion covering employees of CRC Insurance Services, Inc. shall be treated as qualified separate lines of business, as defined in Section 414(r) of the Code, separate from each other and from the portion of the plan covering the employees of all other participating employers. The portion of the plan covering employees of McGriff, Seibels & Williams, Inc. shall be subject to the nondiscrimination testing requirements described in Sections 2.2.6. The portion of the plan covering employees of CRC Insurance Services, Inc. shall be subject to the nondiscrimination testing requirements described in Sections 2.2.2 – 2.2.4. The remaining portion of the plan shall be subject to the nondiscrimination testing described in Sections 2.2.2 – 2.2.6. Effective August 1, 2020 and until the end of the day on December 31, 2020, the portion of the plan covering employees of the operations of the former SunTrust Banks, Inc. shall be treated as a qualified separate line of business, as defined in Section 414(r) of the Code, separate from the portion of the plan covering the employees of all other participating employers.

2.3    Discretionary Supplemental Employer Contributions.    In addition to the contributions provided for in Section 2.1 and 2.2, the Participating Employer may from time to time make a supplemental contribution (the “supplemental employer contribution”) on behalf of each participant who becomes an eligible employee as a result of a corporate transaction (as defined in this Section 2.3) involving the Participating Employer and is designated by the Committee to receive a supplemental employer contribution or as provided in Section 2.3.3, 2.3.4, or 2.3.5. A supplemental employer contribution may be made for one of the following purposes: (i) to make up for all or any portion of the contribution the participant would have received under his former employer’s tax-qualified defined contribution plan had the corporate transaction not occurred during the applicable plan year (a “make-up contribution”); or (ii) to offset any surrender charges imposed against, the participant’s account under his former employer’s tax-qualified defined contribution plan when the assets of such plan are transferred to the plan (a “surrender charge contribution”). The Committee shall determine whether a supplemental employer contribution shall be made by the Participating Employer pursuant to the provisions of this Section 2.3 and the amount thereof, and shall designate the participants eligible to receive such contribution. The supplemental employer contribution for a plan year, if any, shall be allocated in accordance with Sections 2.3.1 or 2.3.2, as applicable.
2.3.1    If the supplemental employer contribution is a make-up contribution, such contribution shall be allocated among the eligible participants in the same proportion that the compensation of each such participant bears to the compensation of all eligible participants for such plan year.

2.3.2    If the supplemental employer contribution is a surrender charge contribution, such contribution shall be allocated among the eligible participants in the same proportion that the surrender charge imposed on the account of each such participant bears to the total surrender charges imposed on the accounts of all eligible participants subject to the surrender charge for such plan year.

2.3.3    Notwithstanding any provision in Section 2.3 to the contrary, any participant employed by McGriff, Seibels & Williams, Inc. during a plan year shall be eligible for a supplemental employer contribution if McGriff, Seibels & Williams, Inc., in its sole discretion, determines to make such contribution for the plan year. If made, such contribution shall be allocated on a pro-rata basis among participants employed by McGriff, Seibels & Williams, Inc. during the plan year, as a uniform percentage of the participant’s compensation paid by McGriff, Seibels & Williams, Inc. during such plan year.

2.3.4    Notwithstanding any provision in Section 2.3 to the contrary, a participant employed by CRC Insurance Services, Inc., during a plan year shall be eligible for a supplemental employer contribution if CRC Insurance Services, Inc., in its sole discretion, determines to make such contribution for the plan year, provided such participant is employed on the last day of the plan year, except that this requirement does not apply if a participant terminates employment before such date on account of death, disability or attainment of normal retirement age. If made, such contribution shall be allocated to participant groups, under the “participant group allocation method”, as described in Treasury Regulation Section 1.401(a)(4)-8(b). CRC Insurance Services, Inc. shall specify in written instructions to the Committee, by no later than the due date of the company’s tax return for the year to which the contribution relates, the portion of such contribution to be allocated to each participant allocation group. The contribution allocated to each participant allocation group will be allocated among the employees in that group in the ratio that each employee’s compensation bears to the total compensation of all employees in the group. In the event that an eligible employee is included in more than one participant allocation group, the participant’s share of the contribution allocated to each such group will be based on the participant’s compensation for the part of the year that the participant was in the group. Any allocation must satisfy the minimum allocation gateway: each nonhighly compensated participant must have an allocation rate that is not less than the lesser of 5 percent or one-third of the allocation rate of the highly compensated participant with the highest allocation rate. An allocation rate is the amount of contributions allocated to a participant for a year, expressed as a percentage of compensation. In no event shall a participant hired or rehired after April 1, 2012, or an employee or former employee of TAPCO Underwriting be included in an allocation group.

2.3.5    Notwithstanding any provision in Section 2.3 to the contrary, a participant employed by AmRisc LLC during a plan year shall be eligible for a supplemental employer contribution if AmRisc LLC, in its sole discretion, determines to make such contribution for the plan year, but only if such participant is employed on the last day of the plan year and has been credited with 1,000 Hours of Service during such plan year, except that this requirement does not apply if a participant terminates employment before such date on account of death, disability or attainment of normal retirement age, and, in addition, the requirement that a participant be credited with 1,000 Hours of Service does not apply if a participant would be eligible for a top-heavy minimum benefit described in Section 416(c) of the Code under this plan.
If made, such contribution shall be allocated as follows:
STEP ONE: Solely with respect to any year in which the plan is top-heavy, contributions will be allocated to each eligible participant’s account in the ratio that each such participant’s compensation for the plan year bears to the compensation of all eligible participants for the plan year, but not in excess of 3% of each participant’s compensation for the plan year.

STEP TWO: Solely with respect to any year in which the plan is top-heavy, any contributions remaining after the allocation in Step One will be allocated to each participant’s account in the ratio that each eligible participant’s excess compensation for the plan year bears to the excess compensation of all eligible participants for the plan year, but not in excess of 3% of each participant’s excess compensation for the plan year. For purposes of this Step Two, in the case of any eligible participant who has exceeded the cumulative permitted disparity limit described below, such eligible participant’s compensation for the plan year will be taken into account.

STEP THREE: Any contributions remaining after the allocation in Step Two will be allocated to each participant’s account in the ratio that the sum of each participant’s compensation plus excess compensation for the plan year bears to the sum of all participants’ compensation plus excess compensation for the plan year. For purposes of this Step Three, in the case of any eligible participant who has exceeded the cumulative permitted disparity limit described below, two times such participant’s compensation will be taken into account.

STEP FOUR: Any remaining employer contributions will be allocated to each participant’s account in the ratio that each participant’s compensation for the plan year bears to all participants’ compensation for the plan year.

For purposes of this Section 2.3.5, “excess compensation” means compensation in excess of 100% of the taxable wage base under Section 230 of the Social Security Act at the beginning of the plan year.

Annual overall permitted disparity limit: Notwithstanding the preceding paragraphs, for any plan year that this plan benefits any participant who benefits under another qualified plan or simplified employee pension plan, as defined in Section 408(k) of the Code, maintained by the employer that provides for permitted disparity (or imputes disparity), contributions will be allocated to the account of each eligible participant in the ratio that such eligible participant’s compensation bears to the compensation of all eligible participants.

Cumulative permitted disparity limit: Effective for plan years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a participant is 35 total cumulative permitted disparity years. Total cumulative permitted disparity years means the number of years credited to the participant for allocation purposes under this plan and any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the employer. For purposes of determining the participant’s cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the participant has not been benefiting under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the participant has no cumulative permitted disparity limit. The maximum disparity limit for the plan is 5.7 percent.

For purposes of this Section 2.3, a corporate transaction means any corporate transaction resulting in an individual’s transfer of employment from an unrelated entity to the Participating Employer, including, without limitation, a corporate merger or consolidation and a sale of the assets of a trade or business. Supplemental employer contributions shall be credited to the eligible participants’ Employer profit sharing contribution accounts.
2.4    General Limitations.        In no event shall a Participating Employer contribute an amount (including salary reduction contributions, matching contributions, supplemental employer contributions and qualified nonelective contributions) for     any limitation year (as defined in Section 19.4) which would cause the annual addition limitations in Section 19 to be exceeded. Each contribution to the plan by a Participating Employer shall be conditioned on being deductible under Section 404 of the Code for the plan year for which such contribution is made. The initial contribution to the plan shall be conditioned on the plan being qualified under Section 401(a) of the Code.
Section 3.    Vesting.
3.1    General.    The interest of a participant in his account shall be fully vested at all times.
3.2    Forfeitures.    The amounts forfeited pursuant to Section 3.1 shall be combined with the amounts forfeited by all other participants during such plan year. The aggregate of such forfeitures shall be applied as follows:
3.2.1    First, to restore amounts previously forfeited from accounts in accordance with Section 5.4.1; and

3.2.2    Second, to reduce the amount of matching contributions which the Participating Employer is otherwise obligated to make pursuant to Section 2.2.

3.3    Change in Vesting Schedule.    If an amendment to the plan directly or indirectly affects the determination of a participant’s vested percentage, or the plan is deemed amended by an automatic change to or from the top-heavy vesting schedule in Section 18.2.2, each participant in service with at least 3 years of service may irrevocably elect to have his vested percentage determined without regard to such amendment. The participant may make such election during the period beginning on the date such amendment is adopted and ending on the date that is 60 days after the latest of the date (a) such amendment is adopted; (b) such amendment is effective; or (c) the Committee advises the participant in writing of such amendment.
3.4    Predecessor Plan.    In no event shall the vested percentage of the accrued benefit of a participant on the effective date who was a participant in the predecessor plan immediately preceding such effective date be less than the vested percentage of his accrued benefit under the predecessor plan had such plan continued in effect through the date such vested percentage is determined.
Section 4.    Pre-termination Distributions; Loans.
4.1    Hardship Distributions.    A participant in service may file a written request with the Committee for a distribution from his salary reduction contribution (before-tax) account due to hardship. A distribution will be on account of hardship only if the distribution is on account of an immediate and heavy financial need of the participant and is necessary to satisfy such financial need. The request must specify the nature of the hardship, the total amount requested, and the total amount of the actual expense incurred or to be incurred on account of the hardship. The Committee, in its discretion, shall determine whether a hardship constitutes an immediate and heavy financial need, and the decision of the Committee to grant or deny a hardship distribution shall be final; provided, that all participants who request such distributions and are similarly situated shall be treated alike and in a nondiscriminatory manner. If the Committee determines that a hardship exists, the Committee shall direct the Trustee to make a distribution to the participant of the amount approved by the Committee. The distribution shall be made in cash from the participant’s salary reduction contribution (before-tax) account. The amount available for such distribution shall be determined as of the adjustment date the hardship distribution request is actually processed by the Trustee. In no event shall the amount available for a hardship distribution exceed the amount in the participant’s salary reduction contribution (before-tax) account as of such adjustment date (reduced by any previous hardship distribution not reflected as of such adjustment date). Notwithstanding the foregoing, with respect to a participant who was a participant in the United Carolina Bancshares Corporation Dollar Plus

Savings Plan on June 30, 1997, in no event shall the amount available for a hardship distribution exceed the amount in such participant’s salary reduction contribution (before-tax account) as of such adjustment date (reduced by any previous hardship distribution not reflected as of such adjustment date). For participants who have not yet attained age 59½, only two hardship withdrawals may be made by a participant during each plan year pursuant to this Section 4.1.
4.1.1    Immediate and Heavy Financial Need. The circumstances giving rise to hardship shall be limited to:

(a)    Expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(b)    Costs directly related to the purchase of the principal residence of the participant (excluding mortgage payments);

(c)    Expenses for the repair or damage to the participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to section 165(h)(5) and whether the loss exceeds 10% of adjusted gross income);

(d)    Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the participant, the participant’s spouse, children, or dependents (as defined in Section 152 of the Code without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code);

(e)    Payments for burial or funeral expenses for the participant’s deceased parent, spouse, children or dependent (as defined in Section 152 of the Code without regard to Section 152(d)(1)(B) of the Code); or

(f)    Payments necessary to prevent the eviction of the participant from the participant’s principal residence or foreclosure on the mortgage on that residence.

(g)    Expenses and losses (including loss of income) incurred by the employee on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 100-707, provided that the employee’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.

4.1.2    Additional Financial Needs. The participant’s “primary beneficiary” is an individual who is named as a beneficiary under the plan and has an unconditional right to all or a portion of the participant’s account balance upon the participant’s death. Effective January 1, 2007, the circumstances giving rise to hardship are expanded to include:

(a)    Expenses for (or necessary to obtain) medical care (as defined in Section 213(d) of the Code) for the participant’s primary beneficiary (as defined below);

(b)    Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the participant’s primary beneficiary; or

(c)    Payments for burial or funeral expenses for the participant’s primary beneficiary.

4.1.3    Amount of Financial Need. A hardship distribution shall not be made in excess of the amount of the immediate and heavy financial need of the participant. The amount of the immediate and heavy financial need of the participant may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the receipt of the hardship distribution.

4.1.4    Additional Requirements. The following special provisions shall apply to all hardship distributions:

(a)    No hardship distribution shall be made until the participant has obtained all distributions currently available under all tax-qualified retirement plans of the Participating Employer and its affiliated employers, including, without limitation, distributions pursuant to Sections 4.2, 4.3 and 22.7; and

(b)    Any distribution made pursuant to this Section 4.1 shall be withdrawn from the participant’s fund accounts (as defined in Section 7.1.1) with respect to his salary reduction contribution (before-tax) account on a pro rata basis. The Committee from time to time may adopt additional policies or rules governing the manner in which hardship distributions are made so that the plan may conveniently be administered.

4.2    Distributions After Age 59½.    In accordance with procedures adopted by the Committee, a participant who has attained age 59½ may withdraw all or any portion of his account. The balance in the participant’s account available for withdrawal pursuant to the provisions of this Section 4.2 shall be determined as of the date the withdrawal request is actually processed by the Trustee. Any withdrawal made pursuant to this Section 4.2 shall be withdrawn by the Trustee from the participant’s fund accounts (as defined in Section 7.1.1) with respect to such account on a pro rata basis.
4.3    Distributions Prior to Age 59½.    In accordance with procedures adopted by the Committee, a participant who has not yet attained age 59½ may withdraw all or any portion of his voluntary contribution (after-tax) account, if any, his Employer supplemental matching contribution account, his Employer profit sharing contribution account, if any, his ESOP account, if any, his prior plan account, if any, and his rollover account, if any. For participants who have not yet attained age 59½, only two pre-termination withdrawals may be made by a participant during each plan year under this Section 4.3. Notwithstanding the foregoing, no amount shall be withdrawn from the Employer supplemental matching contribution account, the prior plan account (excluding for this purpose any amount attributable to after-tax employee contributions), his Employer profit sharing contribution account or the ESOP account unless the participant has been a participant in the plan (including for this purpose his participation in the predecessor plan) for at least 60 months or unless the amounts being withdrawn have been in the participant’s account (including for this purpose his account maintained under the predecessor plan) for at least 24 months. The balance in the participant’s account available for withdrawal pursuant to the provisions of this Section 4.3 shall be determined as of the date the withdrawal request is actually processed by the Trustee. Any withdrawal made pursuant to this Section 4.3 shall be withdrawn by the Trustee from the participant’s separate accounts described below in the following order of priority:
4.3.1    voluntary contribution (after-tax) account;

4.3.2    the portion of the participant’s prior plan account attributable to after-tax employee contributions and earnings thereon;

4.3.3    the remaining portion of the participant’s prior plan account;

4.3.4    Employer profit sharing contribution account;

4.3.5    Employer supplemental matching contribution account;

4.3.6    rollover account; and

4.3.7    ESOP account.

With respect to each such account, the amount of the withdrawal shall be withdrawn by the Trustee from the participant’s fund accounts (as defined in Section 7.1.1) with respect to such account on a pro rata basis.
4.4    Loans. The Committee, in accordance with its uniform, nondiscriminatory policy, shall direct the Trustee to permit any participant in service or a participant or beneficiary who is a party-in-interest as defined in Section 3(14) of ERISA (the “borrower”), to borrow from his vested account (excluding for this purpose his PAYSOP account, if any), subject to the following requirements.
4.4.1    Loans shall be withdrawn from the participant’s fund accounts (as defined in Section 7.1.1) on a pro rata basis. Loans shall be available to all borrowers on a reasonably equivalent basis. Loans shall not be available to highly compensated participants in an amount greater than to nonhighly compensated participants. In no event shall the principal amount of the loan be less than $1,000. A participant may have only one loan outstanding at any time and only one loan request may be submitted in a plan year. In no event shall a participant be entitled to borrow from his PAYSOP account, if any. Notwithstanding the foregoing, if a participant who was a participant in a predecessor plan that is merged into this plan has more than one loan outstanding under the predecessor plan as of the date of such plan merger, such loans shall remain outstanding and be payable in accordance with their terms.

4.4.2    The Trustee shall provide to each borrower who is approved for a loan a statement of the charges involved in the loan transaction, including the amount financed and the annual interest rate. The borrower shall execute any documents as the Committee deems necessary or advisable to consummate the loan and provide reasonable safeguards.

4.4.3    The principal amount of any loan made to a borrower, when added to the outstanding balance of all loans from the plan, shall not exceed the lesser of:

(a)    $50,000, reduced by the excess of: (a) the highest outstanding balance of loans from the plan during the one-year period ending on the day before the date such loan is made, over (b) the outstanding balance of loans from the plan on the date such loan is made; or

(b)    One-half of the vested account of the borrower. The vested account shall be determined as of the adjustment date the loan is actually processed by the Trustee.

For the purpose of this limitation, the principal amounts of all loans from all plans of the Participating Employer and affiliated employers shall be aggregated.

4.4.4    Each loan shall require that payment of principal and interest shall be amortized in level payments over a period of not less than 12 months nor more than 60 months from the date of the loan. Each Participating Employer shall establish a procedure for withholding from the regular payroll checks of a participant the amounts necessary to satisfy the repayment obligation under the note. All amounts so withheld shall be transferred immediately to the Trustee. A participant shall be able to make additional voluntary loan repayments to satisfy the repayment obligation under the note, under procedures established by each Participating Employer.

4.4.5    Each loan shall be secured by a pledge of up to 50 percent of the vested account of the borrower, as determined on the date of such loan.

4.4.6    A loan shall bear a reasonable rate of interest determined as of the date of origination of the loan in the manner established by the Committee. The principal amount of the loan shall be an investment allocated solely to the account of the borrower, and the interest paid thereon shall be allocated solely to the account of the borrower.

4.4.7    In addition to the provisions of this Section 4.4, each loan shall be subject to and made in accordance with the Plan loan rules.

4.5    Termination of Service Prior to Distribution.    If a participant’s termination of service occurs after a request for a hardship distribution or loan is approved in accordance with the provisions of this Section 4 but prior to distribution, such approval shall be void, and the vested account of such participant shall be payable hereunder as if such approval had not been made.

Section 5.    Termination Distributions.
5.1    Distributions on Account of Retirement or Disability.
5.1.1    Distributions to participants. As of the adjustment date coincident with or next following the date a participant retires or terminates service on account of disability, his vested account, determined as of such adjustment date, shall be paid to him or applied for his benefit under one of the following options, as elected by the participant:

(a)    Term certain. Payment to him of his vested account in approximately equal monthly, quarterly, semi-annual, or annual installments over a term certain, as elected by the participant not to exceed 20 years (the “term”) provided that in no event shall monthly installments be less than $100 per month. If the participant dies before expiration of the term, payments shall continue to his beneficiary for the remainder of the term.

(b)    Lump sum. Payment to him of his vested account in a single lump sum payment.

(c)    Combination of term certain and lump sum. Payment to him of his vested account in any combination of the forms of payment described in (a) and (b) above.

(d)    Direct rollover. Payment to an eligible retirement plan as provided in Section 15.

Such election must be made in writing and filed with the Committee on or before the adjustment date as of which payment is to commence.

5.1.2    Applicable provisions. The following provisions shall apply for purposes of this Section 5.1:

(a)    Deferral. Subject to the provisions of Sections 5.9 and 5.3.1, a participant’s account balance (as defined in Section 5.9.5) shall remain in the plan until the participant elects to receive a distribution of his benefit in accordance with the provisions of this Section 5 and procedures adopted by the Committee.

(b)    Form of distribution. Distributions from the plan shall be made in cash. Notwithstanding the foregoing, if a portion of a participant’s vested account is invested in Company stock, such participant may direct the Committee to distribute such portion of his accrued benefit in shares of Company stock.

(c)    Distributions following return to service. Notwithstanding the foregoing provisions of this Section 5.1, if a participant receiving benefit payments from the plan reenters service prior to his normal retirement date, such payments shall cease during the period he is in service. When he subsequently retires, dies or otherwise terminates service, his then vested account shall be payable to or with respect to him pursuant to the applicable provisions of the plan.

(d)    Direction of investment. If all or any portion of the accrued benefit of a participant is payable to him in installments, such participant shall continue to be eligible to direct the Trustee as to the investment and reinvestment of his accrued benefit pursuant to the provisions of Section 7. His accrued benefit shall continue to be adjusted as of each adjustment date pursuant to Section 6 and the amount of the installment payments to him shall be adjusted as of each year-end adjustment date to reflect the adjusted amount of his accrued benefit as of such adjustment date.

(e)    Predecessor plan. Notwithstanding any other provision hereof, if a participant in the predecessor plan is receiving benefits under the predecessor plan as of the effective date, the amount of the benefit payable to such participant and the manner and time for payment thereof shall be determined in accordance with the provisions of the predecessor plan. If a participant in a predecessor plan separated from service prior to the effective date of this plan and is entitled to a deferred benefit commencing after the effective date, the amount of such benefit shall be determined in accordance with the provisions of the predecessor plan, and the manner and time of payment shall be determined under the plan.

(f)    Required consent. Subject to the provisions of Section 12.1, any distribution to a participant who has a vested account which exceeds the cash-out limit (as defined in Section 411(a)(11)(A) of the Code) shall require the participant’s consent if such distribution is to commence prior to the participant’s attainment of normal retirement age. The consent requirements of this Section 5.1.2(f) shall be deemed satisfied if the participant’s vested account does not exceed the cash-out limit. If a participant has begun to receive benefit payments in installments and at least one installment payment has not yet been made, the vested account of the participant is deemed to exceed the cash-out limit if his vested account exceeded the cash-out limit in effect as of the date payment of his benefit first commenced.

5.2    Distributions on Account of Death.    On the death of the participant, the following provisions shall apply:
5.2.1    Death after distributions begin. If the participant dies after distribution of his vested account has begun, payments shall continue following his death only if his benefit was payable under an option providing for such payments, and any remaining portion of his vested account shall continue to be distributed to his beneficiary at least as rapidly as under the method of distribution in effect at his death.

5.2.2    Death before distributions begin. If the participant dies before distribution of his vested account begins, payment of his vested account to his beneficiary shall commence as of any adjustment date following the date of the participant’s death, as elected by the beneficiary. The participant’s vested account shall be payable under a method of payment described in Section 5.1.1, as elected by the beneficiary.

5.3    Special Provisions and Definitions.    The following provisions apply for purposes of this Section 5:
5.3.1    Small amount. Notwithstanding any other provision of the plan, if the vested account of a participant does not exceed the cash-out limit (as defined in Section 5.1.2(f)) as of the adjustment date coincident with his termination of service for any reason, including death, then such benefit shall be paid in a lump sum as soon as practicable following such termination of service to the person entitled thereto without regard to any election made by the participant or beneficiary. Effective with respect to distributions made on or after January 1, 2002 and prior to January 1, 2008, the value of such participant’s vested account shall be determined without regard to that portion of his vested account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. Effective with respect to distributions made on or after January 1, 2008, the value of such participant’s vested account shall be determined taking into account that portion of his vested account that is attributable to such rollover contributions (and earnings allocable thereto). If the value of the participant’s vested account as so determined does not exceed the cash-out limit, the participant’s entire vested account shall be paid in accordance with this Section 5.3.1. If the vested account of a participant exceeds $1,000 but does not exceed the cash-out limit as of the adjustment date coincident with or next following the date of his termination of service for any reason other than death, and if the participant does not elect to have such benefit paid directly to an “eligible retirement plan” as defined in Section 15.1.2 or to receive such benefit in a lump sum, then the entire vested account of the participant shall be directly transferred to an individual retirement plan (within the meaning of Section 7701(a)(37) of the Code) designated by the Committee.

5.3.2    Designation of beneficiary. The beneficiary or beneficiaries of a participant shall be determined in accordance with the following provisions:

(a)    Surviving spouse. If the participant dies leaving a surviving spouse, the participant’s beneficiary shall be such spouse unless the participant designates another beneficiary (which may include more than one person, natural or otherwise, and one or more contingent beneficiaries) by filing a qualified election with the Committee. A “qualified election” means a beneficiary designation by the participant on a form provided the Committee, which contains a consent and acknowledgment of the effect of such consent executed by the surviving spouse and witnessed by a representative of the Committee or a notary public. Consent of the spouse shall not be required if the spouse cannot be located or if other circumstances exist which excuse obtaining the consent under applicable law or regulations. The qualified election of a participant may be revoked at any time by action of the participant alone, in which case the surviving spouse shall be the beneficiary. Any other change in beneficiary shall be made only by the filing of a revised qualified election. If a beneficiary named in a qualified election dies before receiving any payment due him from the trust fund, the payment shall be made to the contingent beneficiary, if any, named in the qualified election. If there is no such contingent beneficiary, the payment shall be made to the surviving spouse. If the surviving spouse dies before receiving all payments due under the plan, the remaining payments shall be made to the estate of the surviving spouse.

(b)    Other beneficiary. If a participant dies without leaving a surviving spouse, the participant’s beneficiary (which may include more than one person, natural or otherwise, and one or more contingent beneficiaries) shall be the beneficiary designated by the participant on the beneficiary designation form filed with the Committee. Designation of a beneficiary under this subparagraph (b) shall be revocable by the participant at any time prior to death. If the participant fails to designate a beneficiary, the benefit of the participant shall be payable to his estate. If a beneficiary is entitled to receive payments from the trust fund and dies before receiving all payments due him, remaining payments shall be made to the contingent beneficiary, if any. If there is no contingent beneficiary, such payments shall be made to the estate of the beneficiary.

(c)    Disclaimer. Any beneficiary may disclaim all or any part of the benefit to which such beneficiary is entitled hereunder by filing a disclaimer with the Committee at least 10 days before payment of such benefit is to commence. Such disclaimer shall be made in form satisfactory to the Committee and shall be irrevocable when filed. The benefit disclaimed shall be payable from the trust fund in the same manner as if the beneficiary who filed the disclaimer dies on the date of such filing.

5.3.3    Definitions. For purposes of this Section 5, “life expectancy” means life expectancy and joint and last survivor life expectancy computed by use of the Section 1.401(a)(9)-9 of the Treasury Regulations. Unless otherwise elected by the participant, or spouse, in the case of distributions described in Section 5.2.2, by the time distributions are required to begin, life expectancy shall be recalculated annually. Such election shall be irrevocable as to the participant or spouse. The life expectancy of a nonspouse beneficiary may not be recalculated.

5.3.4    Family Medical Leave Act Absence. If a participant receives an allocation of employer contributions for a plan year or period that includes the participant’s Family Medical Leave Act absence, the plan administrator will delay payment of any distribution until the plan administrator is notified that the participant will not or did not return to work from such absence.

5.4    Distributions on Account of Other Termination of Service.    The following provisions shall apply if a participant terminates service for reasons other than retirement, disability or death.
5.4.1    Election to receive benefit following termination. The participant may elect to receive his vested account as of any adjustment date following the date of his termination of service for any reason other than retirement, disability or death. The adjustment date as of which payment is to commence shall be referred to herein as his “distribution adjustment date.” The manner of distribution shall be determined under the applicable provisions of Section 5.1. The participant’s election shall be made on or before the distribution adjustment date in accordance with procedures adopted by the Committee. Such election shall be disregarded if the participant is in service on the distribution adjustment date. The following provisions shall apply if the participant is not fully vested in his accrued benefit as of his distribution adjustment date:

(a)    The amount in his account which is not vested shall be forfeited pursuant to Section 3.2.

(b)    If he reenters service and repays to the trust the full amount of the distribution received from the trust on or before the earlier of the year-end adjustment date of the plan year in which he incurs his 5th consecutive break in service following termination or the 5th anniversary of the date he reenters service, such repaid amount shall be credited as of the adjustment date coincident with or next following such repayment to the subaccount or subaccounts of the participant from which the distribution was previously made to the participant. Following such repayment, the Trustee shall credit to his subaccount or subaccounts from forfeitures taken as of the adjustment date on or next following the date of repayment, the amount previously forfeited from each such subaccount, if any. If forfeitures are not sufficient to credit this amount to the participant, such amount shall be contributed by the Participating Employer to the Trustee on or before such adjustment date.

5.4.2    Future distribution. If any part of a participant’s vested account is not distributed pursuant to Section 5.4.1, it shall be held under the plan until the earlier of his required beginning date (as defined in Section 5.9.5) or the date of his death, whereupon it shall be paid to him or his beneficiary in the same manner as if the participant were then in service. If the vested account of a participant is held in the plan for future payment, the participant shall continue to be eligible to direct the investment and reinvestment of his accrued benefit pursuant to the provisions of Section 7.

5.4.3    Waiver of election period. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the date the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that:

(a)    the Committee clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

(b)    the participant, after receiving the notice, affirmatively elects a distribution.

5.5    Directions.    In accordance with procedures adopted by the Committee, the Trustee shall be notified of a participant’s request for a withdrawal or a loan, retirement, disability, death or termination of service. The Trustee shall be directed to make a distribution to the person or persons entitled thereto from the trust at such time and in such manner as required by the provisions of this Section 5.
5.6    Distributions to Alternate Payees.    All rights and benefits, including elections, provided to a participant in the plan shall be subject to the rights afforded to any alternate payee under a qualified domestic relations order. Furthermore, a distribution to an alternate payee shall be permitted if such distribution is authorized by a qualified domestic relations order, even if the affected participant has not separated from service and has not reached the earliest retirement age under the plan. For purposes of this Section 5.6, alternate payee, qualified domestic relations order and earliest retirement age shall have the meaning set forth under Section 414(p) of the Code. In accordance with procedures adopted by the Committee, the expenses and fees incurred by the plan on account of the processing of a qualified domestic relations order may be charged against the account of the participant requesting the qualified domestic relations order.
5.7    Valuation. Notwithstanding any provision in this Section 5 to the contrary, the value of a participant’s vested account for purposes of any distribution made pursuant to this Section 5 shall be determined as of the adjustment date such distribution is actually processed by the Trustee, increased for any additional earnings credited to the participant’s account following the adjustment date such distribution is actually processed by the Trustee.

5.8    Distributions from Salary Reduction Contribution (before-tax) Accounts, Employer Basic Matching Contribution Accounts and QNEC Accounts.     Notwithstanding anything to the contrary contained elsewhere in the plan, a participant’s salary reduction contribution (before-tax) account, Employer basic matching contribution account, if any, and QNEC account, if any, shall not be distributable other than upon:
5.8.1    The participant’s severance from employment (as defined in Section 1.401(k)-1(d)(2) of the Treasury Regulations), death, or disability;

5.8.2    Termination of the plan without establishment or maintenance of another alternative defined contribution plan other than an employee stock ownership plan as defined in Section 4975(e)(7) or 409(a) of the Code, a simplified employee pension plan as defined in Section 408(k) of the Code, a SIMPLE IRA plan as defined in Section 408(p) of the Code, a plan or contract that satisfies the requirements of Section 403(b) of the Code, or a plan that is described in Section 457(b) or (f) of the Code;

5.8.3    The participant’s attainment of age 59½, or

5.8.4    The participant’s hardship (as defined in Section 4.1).

For purposes of clause 5.8.1 above, a participant’s change in status from an employee to a leased employee is not treated as a severance from employment that would entitle the participant to receive a distribution pursuant to clause 5.8.1. Notwithstanding anything to the contrary contained herein, a plan termination shall not be treated as described in clause 5.8.2 above with respect to any participant unless the participant receives a lump sum distribution (as defined in Section 401(k)(10)(B)(ii) of the Code) by reason of the plan termination.
5.9    Required Minimum Distributions.    Notwithstanding anything to the contrary contained in the plan, all distributions under this Section 5 shall be determined and made in accordance with Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 401(a)(9)(G) of the Code.
5.9.1    General Rules.

(a)    Effective Date. The provisions of this Section 5.9 shall apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b)    Precedence. The requirements of this Section 5.9 shall take precedence over any inconsistent provisions of the plan.

(c)    Requirements of Treasury Regulations Incorporated. All distributions required under this Section 5.9 shall be determined and made in accordance with Section 401(a)(9) of the Code and the Treasury Regulations thereunder.

(d)    TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 5.9, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

5.9.2    Time and Manner of Distribution.

(a)    Required Beginning Date. The participant’s entire interest will be distributed, or begin to be distributed, to the participant no later than the participant’s required beginning date.

(b)    Death of Participant Before Distributions Begin. If the participant dies before distributions begin, the participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)    If the participant’s surviving spouse is the participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70½, if later.

(ii)    If the participant’s surviving spouse is not the participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died.

(iii)    If there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, the participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)    If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this Section 5.9.2(b), other than Section 5.9.2(b)(i), will apply as if the surviving spouse were the Participant.

For purposes of this Section 5.9.2(b) and Section 5.9.4, unless Section 5.9.2(b)(iv) applies, distributions are considered to begin on the participant’s required beginning date. If Section 5.9.2(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 5.9.2(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the participant’s required beginning date (or to the participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 5.9.2(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(c)    Forms of Distribution. Unless the participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 5.9.3 and 5.9.4. If the participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations thereunder.

5.9.3    Required Minimum Distributions During Participant’s Lifetime.

(a)    Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)    the quotient obtained by dividing the participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the participant’s age as of the participant’s birthday in the distribution calendar year; or

(ii)    if the participant’s sole designated beneficiary for the distribution calendar year is the participant’s spouse, the quotient obtained by dividing the participant’s account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the participant’s and spouse’s attained ages as of the participant’s and spouse’s birthdays in the distribution calendar year.

(b)    Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 5.9.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant’s date of death.

5.9.4    Required Minimum Distributions After Participant’s Death.

(a)    Death on or After Date Distributions Begin.

(i)    Participant survived by designated beneficiary. If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant’s designated beneficiary, determined as follows:

(1)    The participant’s remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(2)    If the participant’s surviving spouse is the participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)    If the participant’s surviving spouse is not the participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant’s death, reduced by one for each subsequent year.

(ii)    No designated beneficiary. If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the participant’s remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(b)    Death Before Date Distributions Begin.

(i)    Participant survived by designated beneficiary. If the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the remaining life expectancy of the participant’s designated beneficiary, determined as provided in Section 5.9.4(a).

(ii)    No designated beneficiary. If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, distribution of the participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(iii)    Death of surviving spouse before distributions to surviving spouse are required to begin. If the participant dies before the date distributions begin, the participant’s surviving spouse is the participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 5.9.2(b)(i), this Section 5.9.4(b) will apply as if the surviving spouse were the participant.

5.9.5    Definitions.

(a)    Designated Beneficiary. The individual who is designated as the beneficiary under Section 5.3.2 of the plan and is the designated beneficiary under Section 401(a)(9) of the Code and Treasury Regulation Section 1.401(a)(9)-4.

(b)    Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date. For distributions beginning after the participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 5.9.2(b). The required minimum distribution for the participant’s first distribution calendar year will be made on or before the participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)    Life Expectancy. Life expectancy as computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9.

(d)    Participant’s Account Balance. The account balance as of the last adjustment date in the calendar year immediately preceding the distribution calendar year (“valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the adjustment date and decreased by distributions made in the valuation calendar year after the adjustment date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)    Required Beginning Date. April 1 of the calendar year following the later of (A) the calendar year in which the participant attains age 70½ or (B) the calendar year in which the participant retires. Notwithstanding the foregoing, the required beginning date of a participant who is a 5 percent owner (as defined in Section 416 of the Code) shall be April 1 of the calendar year following the calendar year in which the participant attains age 70½.

5.9.6    2009 Required Minimum Distributions. Notwithstanding any other provision of the Plan, a participant or beneficiary who would have been required to receive a required minimum distribution with respect to 2009 but for the enactment of Section 401(a)(9)(H) of the Code (a “2009 RMD”) and who would have satisfied that requirement by receiving a distribution that is (a) equal to the 2009 RMD, or (b) one or more payments in a series of substantially equal distributions (that include the 2009 RMD) made at least annually and expected to last for the life (or life expectancy) of the participant and the participant’s designated beneficiary, or for a period of at least ten years (an “Extended 2009 RMD”), shall receive such distribution for 2009, unless the participant or beneficiary chooses not to receive such distribution. Each participant and beneficiary described in the preceding sentence shall be given the opportunity to elect to stop receiving any distribution described in the preceding sentence. For purposes of this Section 5.9.6 of the Plan, neither a 2009 RMD nor an Extended 2009 RMD shall be treated as an eligible rollover distribution under Section 15.1.1 of the Plan.

Section 6:    Adjustment of Accounts.
The Committee shall establish and maintain a salary reduction contribution (before-tax) account, an Employer basic matching contribution account and an Employer supplemental matching contribution account with respect to each participant. The Committee shall also establish and maintain a voluntary contribution (after-tax) account, an Employer profit sharing contribution account, an ESOP account, a PAYSOP account, a prior plan account, a QNEC account, a loan account, and a rollover account with respect to each participant if any one or more of such accounts are required by the plan. The Committee shall also keep an allocation suspense account if such account is required pursuant to Section 19.2.
6.1    Adjustment of Accounts.    The account of each participant shall be valued daily as of each adjustment date in accordance with the provisions of this Section 6.1 and procedures adopted by the Trustee. Thereafter, when the participant’s account is credited with an allocation of any salary reduction contributions, matching contributions, supplemental employer contributions, qualified nonelective contributions, direct transfers from another qualified plan or rollover contributions, the value of such allocation shall be used to purchase units (or shares of Company Stock in accordance with the participant’s investment direction) and added to such participant’s account. When any distributions, participant loans, withdrawals, transfers between investment funds, and/or administrative fees are charged against the participant’s account in accordance with the terms of the plan, the number of units equal in value to the amount paid from the participant’s account shall be deducted from the outstanding units.
6.2    Loan Account.    Notwithstanding the provisions of this Section 6, the portion of the account of a participant attributable to a loan made pursuant to Section 4.4 shall be maintained in a special loan account on behalf of the participant. The loan account shall be a part of the account of the participant, and there shall be credited to the loan account any payments of principal or interest made with respect to such note. As of the close of business on each adjustment date, any cash balances in the loan account shall be debited to the loan account and shall be allocated among the investment funds in accordance with the most recent effective future contribution investment direction of the participant. If for any reason a participant does not have a future contribution investment direction in effect, such proceeds shall be invested by the Trustee in the investment fund designated by the Committee.

6.3    General.    The Committee shall have and may exercise all powers necessary or advisable in order to implement the provisions of this Section 6 and to ensure that the accounts maintained under the plan are fairly and accurately adjusted as of each adjustment date.
Section 7.    Participant Direction of Investments.
7.1    Participant Directed Investments.    Notwithstanding any other provision of the plan but subject to the provisions of Section 6, each participant may direct the Trustee as to the investment or reinvestment of his account, subject to the following provisions:
7.1.1    Investment funds; fund accounts. The Committee shall determine from time to time the investment options (“investment funds”) available to participants. Each participant shall be entitled to direct the Trustee as to the investment of contributions made on his behalf and the amount credited to his account among the investment funds. The Committee shall keep accounts subsidiary to each participant’s separate accounts described in Section 1.1 (other than the loan account) with respect to the amount to his credit in each investment fund, the “fund accounts.”

7.1.2    Investment of contributions. In accordance with procedures adopted by the Committee, a participant may direct investment of any contribution allocable to his account among the investment funds in whole multiples of 1 percent. Such designation shall remain in effect unless and until the participant provides for a different designation.

7.1.3    Investment of account. Subject to the provisions of Section 22.6, in accordance with procedures adopted by the Committee, a participant shall be entitled to reallocate the amount credited to his account or each of his fund accounts among the investment funds in whole multiples of 1 percent.
7.1.4    Notice requirements. In accordance with procedures adopted by the Committee and the Trustee, the participants shall notify the Trustee of all directions made in accordance with this Section 7.1.

7.1.5    Rights in directed investment funds. Notwithstanding the fact that all or a portion of a participant’s account may be invested in an investment fund and may be expressed in units in a particular investment fund, such references shall mean the aggregate of the dollar amount which is credited to the participant’s account at any point in time. Nothing contained in this Section 7 shall be deemed to give any participant any interest in any specific property in any investment fund or any interest in the plan, other than the right to receive payments or distributions in accordance with the plan or to exercise any other right specifically granted to the participant under the plan.

7.1.6    Proxy voting.

(a)    Participants shall be entitled to direct the Trustee as to the manner in which shares of any investment fund in which their accounts are invested shall be voted; provided, however, that the Committee may vote such shares if it deems necessary and appropriate and doing so is not inconsistent with applicable law.

(b)    A participant whose account is invested in an investment fund which invests solely in shares of Company stock (his “Company stock fund account”) or who has an ESOP account or a PAYSOP account shall be entitled to direct the Trustee as to the manner in which shares of Company stock allocated as of a record date to his Company stock fund account, his ESOP account and his PAYSOP account shall be voted, or shall be tendered in the event of a tender offer for such shares. The Trustee shall vote or tender such shares of Company stock as directed by the participant. If the participant instructions are not timely received with respect to such shares, the Trustee shall vote or tender such shares proportionately based upon the other votes the Trustee timely receives. The Committee shall provide for the solicitation and tabulation of voting or tender instructions from participants in a confidential manner. Prior to the voting or tendering of such shares, the Committee shall distribute to each participant who has a Company stock fund account, an ESOP account or a PAYSOP account the same information as is furnished to the shareholders of the Company in a proxy statement.

7.2    General. The Committee may establish any rules or resolutions necessary to implement the provisions of this Section 7. The Trustee shall have and may exercise all powers necessary or advisable in order to implement the provisions of this Section 7. If the Trustee cannot transfer funds among the investment funds on an adjustment date as provided in this Section 7, the Trustee shall effect such transfer as soon as possible thereafter.
Section 8.    Administration by Committee.
8.1    Membership of Committee. The Committee shall consist of not less than 3 individuals appointed by the Compensation Committee, including the chairperson of the Committee among its members. The chairperson may appoint a secretary who will not be a Committee member. Any member of the Committee may resign, and his successor, if any, shall be appointed by the Compensation Committee. The Committee shall be responsible for the general administration and interpretation of the plan and for carrying out its provisions except to the extent all or any of such obligations specifically are imposed by the Plan or Trust on the

Trustee or the Board. The Committee shall be the plan administrator, and the Chairman of the Committee shall be the agent for service of legal process on the plan.
8.2    Subcommittee.    The Committee may appoint from its membership such subcommittees with such powers as the Committee determines and may authorize one or more of its members or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.
8.3    Committee Meetings.    The Committee shall hold regular meetings, in person or otherwise, at such times and places as the Committee determines.
8.4    Transaction of Business. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present and entitled to vote at any such meeting. Resolutions may be adopted or other action taken without a meeting upon written consent of a majority of the members of the Committee.
8.5    Committee Records. The Committee shall maintain full and complete records of its deliberations and decisions. The minutes of its proceedings shall be conclusive proof of the facts of the operation of the plan. The records of the Committee shall contain all relevant data pertaining to individual participants and their rights under the plan and in the trust fund.

8.6    Establishment of Rules.    Subject to the limitations of the plan and ERISA, the Committee from time to time may establish rules or bylaws for administration of the plan and transaction of its business.
8.7    Conflicts of Interest. No individual member of the Committee shall have any right to vote or decide on any matter relating solely to himself or his rights or benefits under the plan (except that such member may sign unanimous written consent to resolutions adopted or other action taken without a meeting), except for elections as to payment of benefits.
8.8    Correction of Errors. The Committee may correct errors and, so far as practicable, may adjust any benefit or credit or payment accordingly. The Committee in its discretion may waive any notice requirement in the plan; provided, that a waiver of a requirement to notify the Trustee shall be made only with the consent of the Trustee. A waiver of notice in one case shall not be a waiver of notice in any other case. Any power or authority the Committee has discretion to exercise under the plan shall be exercised in a nondiscriminatory manner.
8.9    Authority to Interpret Plan.        Subject to objective plan terms and the claims procedure set forth in Section 14, the plan administrator shall have the duty and discretionary authority to interpret and construe the provisions of the plan, make factual determinations, and decide any dispute which may arise regarding the rights of participants hereunder, including the discretionary authority to construe uncertain provisions of the plan and to make determinations as to eligibility for participation and benefits under the plan. Determinations by the plan administrator shall apply uniformly to all persons similarly situated and shall be binding and conclusive upon all interested persons. Such determinations shall only be set aside if the plan administrator is found to have acted arbitrarily and capriciously in interpreting and construing the provisions of the plan.

8.10    Third Party Advisor. The Committee may engage an attorney, accountant or any other technical adviser on matters regarding the operation of the plan and to perform such other duties as may be required in connection therewith. The Committee may employ such clerical and related personnel as it deems requisite or desirable in carrying out the provisions of the plan. The Committee may delegate any one or more of its duties and responsibilities under the plan to any person or persons, including but not limited to, the employees of the Company. The Committee may also allocate duties among Committee members.
8.11    Compensation of Members.        No member of the Committee, who receives compensation from the Company for services as a full-time employee, shall receive any fee or compensation for his services as such.
8.12    Committee Expenses. The Committee shall be entitled to reimbursement out of the trust fund for its reasonable expenses properly and actually incurred in the performance of its duties in the administration of the plan; provided, that the Company may pay such expenses.
8.13    Indemnification of Committee.    To the maximum extent permitted by ERISA, no member of the Committee personally shall be liable by reason of any contract or other instrument executed by him or on his behalf as a member of the Committee or for any mistake of judgment made in good faith. The Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums for which are paid from the Company’s own assets), each member of the Committee and each other officer, employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the plan is delegated or allocated against any unreimbursed or uninsured cost or expense (including any sum paid in settlement of a claim with the prior written approval of the Board) arising out of any act or omission to act in connection with the plan, unless arising out of such person’s own fraud, bad faith, willful misconduct or gross negligence.

8.14    Financial Condition.        From time to time, but no less frequently than annually, the Committee shall review the financial condition of the plan and determine the financial and liquidity needs of the plan as required by ERISA. The Committee shall be responsible for adopting an investment policy statement for the plan.
Section 9.    Management of Funds and Amendment of Plan.
9.1    Fiduciary Duties. All assets of the plan shall be held in the trust for the exclusive benefit of participants and their beneficiaries. Such assets shall be administered as a trust fund to provide for the payment of benefits as provided in the plan to participants or their successors in interest out of the income and principal of the trust. All fiduciaries with respect to the plan (as defined in ERISA) shall discharge their duties as such solely in the interest of the participants and their successors in interest and (i) for the exclusive purposes of providing benefits to participants and their successors in interest and defraying reasonable expenses of administering the plan as provided in Section 8.12 of the plan, (ii) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, and (iii) in accordance with the plan and trust agreement, except to the extent such documents may be inconsistent with the then applicable federal laws relating to fiduciary responsibility. The trust fund shall be used for the exclusive benefit of participants and their beneficiaries and to pay the reasonable administrative expenses of the plan and trust. No portion of the trust fund shall ever revert to or inure to the benefit of the Participating Employer or any affiliated employers (except as otherwise provided in Sections 19 and 9.1). Notwithstanding the foregoing provisions of this Section 9.1, the following provisions shall apply:
9.1.1    Initial qualification. If the plan receives an adverse determination with respect to the initial qualification of the plan under Section 401(a) of the Code, on written request of the Company, the Trustee shall return to the Company the amount of such contribution (increased by earnings attributable thereto and reduced by losses attributable thereto) within one calendar year after the date that qualification of the plan is denied; provided, that the application for the determination is made by the time prescribed by law for filing the Company’s federal income tax return for the taxable year in which the plan is adopted or such later date as the Secretary of the Treasury may prescribe;

9.1.2    Disallowed contribution. On written request of the Company, the Trustee shall return a disallowed contribution to the extent the deduction is disallowed under Section 404 of the Code (reduced by losses attributable thereto, but not increased by earnings attributable thereto) to the Company within one year after the date the deduction is disallowed; and

9.1.3    Mistake of fact. If a contribution or any portion thereof is made by the Participating Employer by mistake of fact, on written request of the Company, the Trustee shall return the contribution or such portion (reduced by losses attributable thereto, but not increased by earnings attributable thereto) to such Participating Employer within one year after the date of payment to the Trustee.

9.2    Trust Agreement.    The Company, on behalf of each Participating Employer, and the Trustee shall enter into an appropriate trust agreement for the administration of the trust. The trust agreement shall contain such powers and reservations as to investment, reinvestment, control and disbursement of the funds of the trust, and such other provisions not inconsistent with the provisions of the plan and its nature and purposes, as shall be agreed on and set forth therein.
9.3    Authority to Amend.        The Board, acting on behalf of the Participating Employers, shall have the right at any time and from time to time to amend or terminate the plan and the trust agreement, provided, that (i) except as provided in Section 9.1, no such amendment or termination may divert the trust funds to purposes other than the exclusive benefit of the participants; and (ii) no such amendment that alters the duties, responsibilities or liabilities of the Trustee may be made unless the Trustee consents thereto in writing. No amendment to the plan shall decrease a participant’s accrued benefit as of the date of such amendment within the meaning of Section 411(d)(6) of the Code, except to the extent permitted by Section 411(d)(6) of the Code or the Treasury Regulations thereunder. Notwithstanding the foregoing, and until otherwise decided by the Board, an officer who is an Executive Manager of the Company shall have the authority to amend the plan to (i) comply with changes in laws or government rules or regulations applicable to the plan; (ii) maintain the tax-

qualified status of the plan; (iii) provide for the merger or consolidation of another plan into this plan, or the transfer of the assets or liabilities of another plan to this plan, and, in connection therewith to comply with the provisions of the Treasury Regulations under Section 411(d)(6) of the Code; (iv) revise the Exhibits attached hereto and (v) make any other amendment provided that the financial impact on the Company of such amendment is below the Sarbanes-Oxley materiality threshold as determined by the Company’s Chief Financial Officer (or officer with similar authority) as of the time of such amendment. See Section 12 for provisions regarding termination of the plan.
9.4    Requirements of Writing.    All requests, directions, requisitions and instructions of the Committee to the Trustee shall be in writing, signed by such person or persons as designated by the Committee.

Section 10.    Allocation of Responsibilities Among Named Fiduciaries.
10.1    Duties of Named Fiduciaries.    The named fiduciaries with respect to the plan and the fiduciary duties and other responsibilities allocated to each, which shall be carried out in accordance with the other applicable terms and provisions of the plan, shall be as follows:
10.1.1    Board. To appoint and remove trustees under the plan.

10.1.2    Committee.

(a)    To interpret the provisions of the plan and determine the rights of participants under the plan, except to the extent otherwise provided in Section 14 relating to the claims procedure;

(b)    To administer the plan in accordance with its terms, except to the extent powers to administer the plan specifically are delegated to another named fiduciary or other person or persons as provided in the plan;

(c)    To account for the interests of participants in the plan;

(d)    To direct the Trustee in the distribution of trust assets;

(e)    To monitor whether contributions due and owing to the Plan are timely transmitted to the Trust and for collecting or to direct the Trustee with respect to the collection of any contributions that are not timely transmitted within a reasonable time in accordance with applicable law. For avoidance of doubt, the Committee's responsibility hereunder relates solely to the collection of contributions from Employers only after a legally enforceable obligation to make the contribution arises under applicable law;

(f)    To appoint and remove investment managers pursuant to the provisions of the plan and trust agreement and the terms of such appointment may confer upon an investment manager the right to appoint and remove investment managers with respect to the assets committed to its discretion;

(g)    To determine from time to time the investment funds to be made available to participants; and

(h)    To adopt an investment policy statement for the plan pursuant to Section 8.14.

10.1.3    Plan administrator.

(a)    To file such reports as may be required with the United States Department of Labor, the Internal Revenue Service and any other government agency to which reports may be required to be submitted from time to time;

(b)    To comply with requirements of the law for disclosure of plan provisions and other information relating to the plan to participants and other interested parties; and

(c)    To administer the claims procedure to the extent provided in Section 14.

10.1.4    Trustee.

(a)    To invest and reinvest trust assets subject to the provisions of Section 7;

(b)    To make distributions to participants as directed by the Committee;

(c)    To render annual accountings to the Company as provided in the trust agreement; and

(d)    Otherwise to hold, administer and control the assets of the trust as provided in the plan and trust agreement.

10.1.5    Compensation Committee.

(a)    The Compensation Committee will be responsible for approving the Charter of the Employee Benefits Plan Committee; and

(b)    The Compensation Committee may delegate its responsibilities to the appropriate officers of the Company.

10.2    Co-fiduciary Liability.    Except as otherwise provided in ERISA, a named fiduciary shall not be responsible or liable for any act or omission of another named fiduciary with respect to fiduciary responsibilities allocated to such other named fiduciaries. A named fiduciary of the plan shall be responsible and liable only for its own acts or omissions with respect to fiduciary duties specifically allocated to it and designated as its responsibility.
Section 11.    Benefits Not Assignable; Facility of Payments.
11.1    Benefits Not Assignable.    Except as otherwise provided in Section 5.6 and this Section 11.1, no portion of the accrued benefit of any participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge. Any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No portion of such accrued benefit shall be payable in any manner to any assignee, receiver or trustee, liable for the participant’s debts, contracts, liabilities, engagements or torts, or be subject to any legal process to levy upon or attach. Notwithstanding the foregoing, an offset to a participant’s accrued benefit against an amount that the participant is ordered or required to pay the plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, shall be permitted in accordance with Sections 401(a)(13)(C) and (D) of the Code.
11.2    Payments to Minors and Others. In the event a distribution is to be made to a minor, the plan administrator may, in its discretion, direct that such distribution be made (a) directly to such person, or (b) to the parent or other legal guardian, or to a custodian under the Uniform Gifts to Minors Act. In the event a distribution is to be made to an adult unable to attend to his affairs for any reason, the plan administrator may, in its discretion, direct that such distribution be made (a) directly to such person, or (b) to the guardian, legal representative or conservator of such person. Any payment pursuant to this Section 11.2 shall be in full satisfaction of all claims by or through the participant to the extent of the amount thereof.
Section 12.    Termination of Plan and Trust; Merger or Consolidation of Plan.
12.1    Complete Termination of the Plan. The Company expects to continue the plan indefinitely, but continuance is not assumed as a contractual obligation and each Participating Employer reserves the right at any time by action of its board of directors to terminate the plan as applicable to itself. In the event of full or partial termination of the plan or complete discontinuance of contributions to the plan, all accounts comprising the accounts of affected participants shall be deemed to be fully vested, and the Company shall value the trust fund as of the date of termination. That portion of the trust fund applicable to any Participating Employer for which the Plan has not been terminated shall be unaffected. The accounts of the participants, former participants and beneficiaries affected by the termination, as determined by the Company, shall be distributed in a lump sum to such participants, former participants or beneficiaries.
12.2    Partial Termination.        In the event of a partial termination of the plan, the provisions of Section 12.1 regarding a complete termination shall apply in determining interests and rights of the participants and their beneficiaries with respect to whom the partial termination occurs and to the portion of the trust fund allocable to such participants and beneficiaries.
12.3    Merger or Consolidation.    In the event of any merger or consolidation of the plan with any other plan, or a transfer of assets or liabilities of the plan to any other plan (which merged, consolidated or transferee plan is referred to in this Section 12.3 as the “successor plan”), the amount each participant would receive if the successor plan (and this plan, if he has any interest remaining therein) were terminated immediately after the merger, consolidation or transfer shall equal or be greater than the amount he would have received if this plan (and the successor plan, if he had any interest therein immediately prior to the merger, consolidation or transfer) were terminated immediately preceding the merger, consolidation or transfer. From time to time, the Company or one of its affiliated employers will acquire the assets and employees of other companies by corporate merger or otherwise. In connection therewith, the Company or one of its affiliated employers will become the sponsor of the tax-qualified defined contribution plan or plans maintained by the acquired company (the “acquired plans”). From time to time, pursuant to a Retirement Plan Merger Agreement, one or more acquired plans will be merged into this plan. Any Retirement Plan Merger Agreements providing for such plan mergers will be attached hereto as Exhibits C and D. Special provisions that apply to any such merged plan shall be included as part of Exhibit C or D, as applicable.

12.4    Protection of Benefits.    No termination, partial termination, merger or consolidation or transfer of assets of the plan shall reduce a participant’s accrued benefit within the meaning of Section 411(d)(6) of the Code, except to the extent permitted by Section 411(d)(6) of the Code or the Treasury Regulations thereunder.
Section 13.    Communication to Employees.
The Company shall communicate the principal terms of the plan to the participants and beneficiaries in accordance with the requirements of ERISA. The Company shall make available for inspection by participants and their beneficiaries, during reasonable hours at the principal office of the Company and at such other places as may be required by ERISA, a copy of the plan, trust agreement and such other documents as may be required by ERISA.
Section 14.    Claims Procedure.
14.1    Filing of a Claim for Benefits.    If a participant or beneficiary (the “claimant”) believes he is entitled to benefits under the plan that are not being paid to him or accrued for his benefit, he may file a written claim therefor with the plan administrator. If the plan administrator is the claimant, all actions required to be taken by the plan administrator pursuant to this Section 14 shall be taken instead by another member of the Committee designated by the Committee.
14.2    Notification to Claimant of Decision.    Within 90 days after receipt of a claim by the plan administrator, or within 180 days if special circumstances require an extension of time, the plan administrator shall notify the claimant of its decision with regard to the claim. If special circumstances require an extension of time, a written notice of the extension shall be furnished to the claimant prior to commencement of the extension setting forth the special circumstances and the date by which the decision will be furnished. If such claim is wholly or partially denied, notice thereof shall be written in a manner calculated to be understood by the claimant and shall set forth: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the procedure for review of the denial, including the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.
14.3    Procedure for Review.    Within 60 days following receipt by the claimant of notice denying his claim in whole or in part, or, if such notice is not given, within 60 days following the latest date on which such notice timely could have been given, the claimant may appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee, the claimant shall be given an opportunity to review pertinent documents and receive copies of them, free of charge, and submit issues and comments in writing.
14.4    Decision on Review.    The decision on review of a claim denied in whole or in part by the plan administrator shall be made in the following manner:
14.4.1    Notification to claimant of decision. Within 60 days following receipt by the Committee of the request for review, or within 120 days if special circumstances require an extension of time, the Committee shall notify the claimant in writing of its decision with regard to the claim. If special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.

14.4.2    Format and content of decision. The decision on review of a claim that is denied in whole or in part shall set forth (i) specific reasons for the decision written in a manner calculated to be understood by the claimant, (ii) a reference to specific plan provisions on which the decision is based, (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and (iv) a statement of the claimant’s right to bring an action under ERISA Section 502(a)

14.4.3    Effect of decision. The decision of the Committee shall be final and conclusive.

14.5    Action by Authorized Representative of Claimant.    All actions set forth in this Section 14 to be taken by the claimant may be taken by a representative of the claimant duly authorized by him to act on his behalf on such matters. The plan administrator and the Committee may require such evidence as either reasonably deems necessary or advisable of the authority of any such representative to act.
14.6    Delay of Payment.    The Committee, in its discretion, may delay payment of an approved claim for a distribution:
14.6.1    To permit a valuation of the account;

14.6.2    To permit any necessary or appropriate liquidation of assets;

14.6.3    If a dispute arises as to the proper distributee;

14.6.4 If the Committee has notice of a domestic relations proceeding that might involve the account;

14.6.5    To receive any necessary information;

14.6.6    For any reason described elsewhere in the plan; or

14.6.7    For any reason provided by ERISA or the Code.

14.7    Overpayments.    If it is determined that any benefit paid to or with respect to a participant under the plan should not have been paid, or should have been paid in a lesser amount, written notice thereof will be given to the payee of such amount. The payee will repay the amount of the overpayment in a single lump sum payment. If the payee does not repay such overpayment reasonably promptly, the overpayment will be repaid through one or more deductions from future benefit payments from the plan, or suspension of future benefit payments from the plan, until the amount of the overpayment is repaid.

Section 15.    Portability of Participant Accounts.
Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee’s election under this Section 15, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
15.1    Definitions.    The following definitions shall apply for purposes of this Section 15:
15.1.1    Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
Furthermore, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code, or, to a qualified plan described in Section 401(a) of the Code or an annuity contract described in Section 403(b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. An eligible rollover distribution also includes a direct trustee-to-trustee transfer of any portion of a distribution from the account of a deceased participant to an individual retirement account or annuity described in Section 408(a) or (b) of the Code established for the purpose of receiving the distribution on behalf of an individual who is the participant’s beneficiary and who is not the participant’s surviving spouse.
15.1.2    Eligible retirement plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, a qualified trust described in Section 401(a) of the Code, and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code. Effective for distributions on or after January 1, 2008, an eligible retirement plan shall also mean a Roth IRA described in Section 408A of the Code.

15.1.3    Distributee. A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the employee or former employee. Effective January 1, 2007, a distributee also includes a beneficiary who is not the employee or former employee’s spouse or former spouse.

15.1.4    Direct rollover. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

15.2    Construction.        Notwithstanding anything contained in this Section 15 to the contrary, the provisions of this Section 15 shall at all times be construed and enforced according to the requirements of Section 401(a)(31) of the Code and the Treasury Regulations thereunder, as the same may be amended from time to time.
Section 16.    Rollovers.
An eligible employee who receives a distribution of all or part of his interest from a retirement arrangement described in Section 16.6 (including another arrangement maintained by the Company) on the date of distribution may, in accordance with procedures adopted by the Committee, transfer all or a part of such distribution to the Trustee under this plan. The amount so transferred may only include cash, shares of Company stock or other property approved by the Committee. In applying the provisions of this Section 16, the following provisions shall apply:

16.1    Timing.    The transfer to the Trustee must occur on or before 60 days following receipt by the eligible employee of such distribution. If such distribution previously was deposited in an individual retirement account or individual retirement annuity as defined in Section 408 of the Code, the transfer must occur on or before 60 days following receipt by the eligible employee of all or any portion of the balance to his credit under such individual retirement account or individual retirement annuity.
16.2    Eligibility.    The distribution made to the eligible employee must be an eligible rollover distribution as defined in Section 15.1.1.
16.3    Maximum Amount. The amount transferred to the Trustee shall be limited to the maximum rollover amount as provided in Section 402(c)(2) of the Code.
16.4    Accounting.    The amount transferred to the Trustee shall be credited to the eligible employee’s rollover account. The assets in the rollover account shall be administered by the Trustee in the same manner as other trust assets.
16.5    Transfers Prior to Becoming a Participant.    If an eligible employee who makes such a transfer has not completed the participation requirements of Section 1.32, his rollover account shall represent his sole interest in the plan until he becomes a participant.
16.6    Qualifying Arrangement.
16.6.1    The plan will accept a direct rollover of an eligible rollover distribution from:

(a)    a qualified plan described in Section 401(a) or 403(a) of the Code;

(b)    an annuity contract described in Section 403(b) of the Code; and

(c)    an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a State, or any agency or instrumentality of a state or political subdivision of a state.

16.6.2    The plan will accept an eligible employee’s contribution of an eligible rollover distribution from:

(a)    a qualified plan described in Section 401(a) or 403(a) of the Code;

(b)    an annuity contract described in Section 403(b) of the Code; and

(c)    an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

16.6.3    The plan will accept an eligible employee’s contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

16.6.4    In no event shall the plan accept as a rollover contribution any after-tax contributions.

Section 17.    Special Provisions Relating to Transfers from Qualified Plans.
With the approval of the Committee and in accordance with procedures adopted by the Committee, the Trustee shall receive and hold as a part of the trust fund assets transferred (the “transferred assets”) directly from the trustee or custodian of any other retirement plan (the “transferor plan”) that is qualified under Section 401(a) of the Code. Such transferred assets may only include cash or shares of Company stock, except that, in the case of the merger described in Exhibit C, Section 1, the transferred assets may include an in-kind transfer of the investment funds in which the transferred assets were invested before their transfer to this Plan. In applying the provisions of this Section 17, the following provisions shall apply:
17.1    Accounting.    The transferred assets of each participant shall be credited to the subaccounts of the participant as described in Section 1.1 as determined by the Committee, taking into account the applicable vesting schedule, the source of the transferred assets, amounts subject to special tax treatment and withdrawal rules. Additional subaccounts shall be established, if required, to accommodate these objectives.
17.2    Liability of Trustee.    The Trustee under the plan shall not be liable or responsible for any acts or omissions in the administration of any transferor plan or the trust thereunder of any other person or entity who was trustee, custodian or other fiduciary under such transferor plan. The Trustee under the plan shall be held harmless from such liability or responsibility.
17.3    Protected Benefits Under Section 411(d)(6) of the Code.    The protected benefits of the transferor plan, as defined in Section 411(d)(6) of the Code, shall be preserved with respect to the transferred assets.
17.4    Authority of Committee.    To the extent not inconsistent with the provisions of this Section 17, the Committee may make rules or bylaws supplementing and implementing the provisions of this Section 17.
Section 18.    Special Top-Heavy Provisions.
The following special provisions shall apply and supersede any conflicting provision in the plan with respect to any plan year in which the plan is determined to be top-heavy (as described in Section 18.1.7). Notwithstanding the foregoing, the top-heavy requirements of Section 416 of the Code and this Section 18 shall not apply in any plan year in which the plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met. Effective January 1, 2008, notwithstanding the foregoing, the top-heavy requirements of Section 416 of the Code and this Section 18 shall not apply in any plan year in which the plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(13) of the Code and matching contributions with respect to which the requirements of Section 401(m)(12) of the Code are met.
18.1    Definitions.    The following definitions shall apply for purposes of this Section 18:
18.1.1    “Company” means the Participating Employer and its affiliated employers.

18.1.2    “Company contributions” for purposes of Section 18.2.1 will include matching contributions to the extent permitted under Section 416 of the Code and the regulations issued thereunder. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

18.1.3    “Determination date” means, for any plan year after the first plan year, the last day of the preceding plan year.

18.1.4    “Key employee” means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the Company having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the Company, or a 1-percent owner of the Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder. A non-key employee means any employee who is not a key employee.

18.1.5    “Permissive aggregation group” means the required aggregation group and any other plan or plans of the Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

18.1.6    “Required aggregation group” means (i) each qualified plan of the Company in which at least one key employee participates or participated at any time during the plan year containing the determination date or any of the four preceding plan years (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Company which enables a plan described in (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.

18.1.7    “Top-heavy plan” means, for any plan year beginning after December 31, 1983, the plan if any of the following conditions exists:

(a)    The top-heavy ratio for the plan exceeds 60 percent and the plan is not part of any required aggregation group or permissive aggregation group.

(b)    This plan is a part of a required aggregation group but not part of a permissive aggregation group and the top-heavy ratio for such group exceeds 60 percent.

(c)    This plan is a part of a required aggregation group and part of a permissive aggregation group and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

18.1.8    “Top-heavy ratio” means the following:

(a)    If the Company maintains one or more defined contribution plans (including any simplified employee pension plan) and has not maintained any defined benefit plan which during the 5 year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this plan alone or for the required or permissive aggregation group, as appropriate, shall be a fraction, the numerator of which is the sum of the accrued benefits of all key employees as of the determination date(s) including any part of any accrued benefit distributed in the 1-year period ending on the determination date(s) (5-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability), and the denominator of which is the sum of all accrued benefits including any part of any accrued benefit distributed in the 1-year period ending on the determination date(s) (5-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability), both computed in accordance with Section 416 of the Code. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code.

(b)    If the Company maintains one or more defined contribution plans (including any simplified employee pension plan) and the Company maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of accrued benefits under the aggregated defined contribution plan or plans for all key employees, determined in accordance with paragraph (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the accrued benefits under the aggregated defined contribution plan or plans for all participants, determined in accordance with paragraph (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Section 416 of the Code. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the determination date (5-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability).

(c)    For purposes of paragraphs (a) and (b) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant who (a) is not a key employee but who was a key employee in a prior year, or (b) is not credited with at least one hour of service with any employer maintaining the plan at any time during the 1-year period ending on the determination date will be disregarded. Calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Section 416 of the Code. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year. The accrued benefit of a participant other than a key employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

18.1.9    “Valuation date” means the year-end adjustment date as defined in Section 1.4.

18.2    Top-Heavy Requirements. Notwithstanding the provisions of any Section of the plan (other than this Section 18), the plan must satisfy the following requirements for any plan year in which the plan is a top-heavy plan:
18.2.1    Minimum allocation requirements: Except as otherwise provided in (a) and (b) below, the Company contributions allocated to his account on behalf of any participant who is not a key employee shall not be less than the lesser of 3 percent of such participant’s statutory compensation or, if the Company has no defined benefit plan which designates this plan to satisfy Section 416 of the Code, the largest percentage of Company contributions allocated on behalf of any key employee for that year. The minimum allocation shall be determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other plan provisions, the participant otherwise is not entitled to receive an allocation, or would have received a lesser allocation for the year, because of (i) the participant’s failure to complete 1,000 hours of service (or any equivalent provided in the plan), (ii) the participant’s failure to make mandatory employee contributions to the plan, or (iii) statutory compensation less than a stated amount. The provisions of this Section 18.2.1 shall not apply: (a) to any participant who was not employed by the Company on the last day of the plan year, or (b) to any participant to the extent the participant is covered under any other plan or plans of the Company that provide that the minimum allocation or benefit requirement applicable to top-heavy plans shall be met in the other plan or plans. The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b) of the Code) shall not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code. If any additional Company contribution is required to be made on behalf of a participant to satisfy the provisions of this Section 18.2.1, such Company contribution shall be allocated to the Employer supplemental matching contribution account of the participant Notwithstanding the foregoing, if the Company maintains any other defined contribution plan, the Company shall provide a minimum allocation under one such plan equal to 3 percent of statutory compensation for each non-key employee who is entitled to a minimum allocation under each of the plans. The Company may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met).

18.2.2    Minimum vesting requirements: The plan’s vesting provisions in Section 3.1 satisfy the minimum vesting requirements for any plan year in which the plan is top-heavy.

Section 19.    Limitations on Allocations.
Notwithstanding anything in this Section 19 to the contrary, the limitations, adjustments and other requirements prescribed in this Section 19 shall comply with Section 415 of the Code.
19.1    Limitations.    Subject to the provisions of Section 19.4, in no event shall the sum of the annual additions to the account of a participant for any limitation year beginning on or after January 1, 2002, under this plan and any other defined contribution plan (as defined in Section 19.4) of the Company, exceed in the aggregate the lesser of: (a) $40,000, referred to herein as the “dollar limitation,” or (b) 100 percent of such participant’s statutory compensation received during the limitation year, referred to herein as the “statutory compensation limitation.” The statutory compensation limitation shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition. The amount of the dollar limitation shall be adjusted in accordance with the Code to reflect increases in the cost of living. If the limitations provided in this Section 19.1 would be exceeded for any limitation year with respect to any participant, any required reduction in the annual additions to his account shall be made as provided in Section 19.2.

19.2    Adjustments.        Any method used to correct excess annual additions shall comply with the final Treasury Regulations under Section 415 of the Code and to the extent required thereunder, the Employee Plans Compliance Resolution System (“EPCRS”).
19.3    Limitation for Multiple Defined Contribution Plan Participation.    If a participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by the Company concurrently with the plan, and if the annual addition for the limitation year would otherwise exceed the amount that may be applied for the participant’s benefit under the limitation contained in Section 19.1, such excess will be reduced first by applying the procedures set forth in Section 19.2 and, if the limitation contained in Section 19.1 is still not satisfied, such excess shall be reduced in accordance with procedures applicable under such other plan.
19.4    Definitions.    For the purpose of applying the rules of this Section 19, the following definitions shall apply:
19.4.1    The “Limitation year” shall be the plan year.

19.4.2    The “Annual addition” shall be amounts described in Treasury Regulation section 1.415(c)-1(b);

19.4.3    “Defined contribution plan” means a plan within the meaning of Treasury Regulation section 1.415(c)-1(a)(2).

19.4.4    Any “affiliated employer” shall be considered to be the Company; provided that for the purposes of this Section 19, determination of the members of a controlled group of employers and employers under common control pursuant to Sections 414(b) and (c) of the Code shall be made by substituting the phrase “more than 50 percent” for the phrase “at least 80 percent” where it appears in such Sections of the Code.

Section 20.    Parties to the Plan; Transfers of Employees.
As of August 1, 2020, the employers listed on Exhibit B are employer-parties to the plan. By separate agreement with the Company, one or more additional employers may become parties to the plan. Effective August 1, 2020, participating employers may be added or removed by separate agreement with a Senior Executive Vice President of the Company. The following provisions shall apply to all parties to the plan except as otherwise expressly provided herein or in such separate agreement:
20.1    Application of Plan and Trust Agreement.        The plan shall apply as a single plan with respect to each Participating Employer as if it were only one employer-party.
20.2    Service with a Participating Employer.    Service for purposes of the plan shall be interchangeable among each Participating Employer and shall not be deemed interrupted or terminated by the transfer at any time of an employee from the service of one Participating Employer to service of another Participating Employer. In addition, service as an ineligible employee shall be taken into account in determining an employee’s eligibility to become a participant and his vested account under the plan.
20.3    Contributions by each Participating Employer.    Notwithstanding any provision of the plan to the contrary, the following special provisions shall apply:
20.3.1    Salary reduction contributions to the plan with respect to each Participating Employer shall be determined and paid separately by each Participating Employer in accordance with the provisions of the plan applicable to such Participating Employer. If a participant is in the service of more than one Participating Employer during a plan year, each such Participating Employer shall be responsible for any salary reduction contribution to be made to the plan pursuant to the participant’s deferral election with respect to the compensation paid by such Participating Employer to such participant. If a participant who is eligible to make salary reduction contributions to the plan pursuant to Section 2.1 is transferred to ineligible employee status, he shall not be entitled to make any additional salary reduction contributions to the plan on or after the first payroll date which commences on or after the date he is transferred to ineligible employee status. If an individual who is not eligible to make salary reduction contributions to the plan pursuant to Section 2.1 is transferred to eligible employee status, he shall be entitled to make salary reduction contributions to the plan pursuant to Section 2.1 on and after the date he is transferred to eligible employee status.

20.3.2    Matching contributions to the plan with respect to each Participating Employer shall be determined and paid separately by each Participating Employer in accordance with the provisions of the plan applicable to such Participating Employer. If a participant is in the service of more than one Participating Employer during a plan year, each such Participating Employer shall be responsible for any matching contributions to be made on behalf of such participant with respect to the salary reduction contributions made by such Participating Employer on behalf of such participant and the compensation paid by such Participating Employer to such participant. If a participant who is eligible to receive an allocation of matching contributions pursuant to Section 2.2 is transferred to ineligible employee status, he shall not be entitled to receive an allocation of matching contributions pursuant to Section 2.2 on or after the date he is transferred to ineligible employee status. If an individual who is not eligible to receive an allocation of matching contributions pursuant to Section 2.2 is transferred to eligible employee status, he shall be entitled to receive an allocation of matching contributions pursuant to Section 2.2 on and after the date he is transferred to eligible employee status.

20.4    Authority of Board.    Except as otherwise provided in Section 9.3, the Board shall have the power to amend or terminate the plan and trust agreement as applied to each Participating Employer and the proper officers of each Participating Employer shall be authorized to execute all documents and take all other actions as shall be deemed necessary or advisable to effectuate and carry out any such amendment as applied to such party.
Section 21.    Compliance with the Uniformed Services Employment and Reemployment Rights Act of 1994.
Notwithstanding any provision of the plan to the contrary, the following special provisions shall apply with respect to a participant’s reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”):
21.1    Treatment of USERRA Contributions.    Any contributions (the “USERRA contributions”) made to the plan by the Participating Employer or a participant by reason of such participant’s reemployment rights under USERRA, shall not be subject to the maximum dollar limit in Section 2.1.1 or the annual addition limitations in Section 19, and shall not be taken into account in applying such limitations to other contributions under the plan or any other plan, with respect to the plan year in which such USERRA contributions are made. USERRA contributions shall, however, be subject to such limitations with respect to the plan year to which the USERRA contributions relate. The plan shall not be treated as failing to meet the requirements of Sections 401(a)(4), 401(k)(3), 401(k)(11), 401(k)(12), 401(m), 410(b) or 416 of the Code by reason of the USERRA contributions.
21.2    Rights with Respect to Salary Reduction Contributions.
21.2.1    A participant who is entitled to reemployment rights under USERRA may elect to make additional salary reduction contributions (the “make-up contributions”) to the plan during the period which begins on the date such participant reenters service with the Participating Employer and has the same length as the lesser of (i) the product of 3 and the period of the participant’s qualified military service which resulted in such rights, and (ii) 5 years. The maximum amount of the make-up contributions a participant may make to the plan pursuant to this Section 21.2 shall be the maximum amount that the participant could have made to the plan during the period of the participant’s qualified military service if the participant had continued in service during such period and continued to receive his compensation from the Participating Employer. Proper adjustment shall be made to the amount determined under the preceding sentence for any salary reduction contributions actually made by the participant during his period of qualified military service.

21.2.2    With respect to each participant who actually makes make-up contributions to the plan, the Participating Employer shall contribute to the trust under the plan the matching contributions with respect to such make-up contributions that would have been required by Section 2.2 had such make-up contributions been made during the period of the participant’s qualified military service.

21.2.3    Earnings shall not be credited to any contributions made pursuant to this Section 21 until such contributions are actually received by the plan.

21.3    Special Service Crediting Rules.    A participant entitled to reemployment rights under USERRA shall not be treated as having incurred a break in service by reason of such participant’s period of qualified military service. Each period of qualified military service shall be treated as service for purposes of determining such participant’s vested account.
21.4    Loans. If a participant who is entitled to reemployment rights under USERRA has a plan loan outstanding, loan repayments may be suspended during his period of qualified military service.
21.5    Provisions With Respect to Military Service.

21.5.1    Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

21.5.2    Notwithstanding any provision of the Plan to the contrary, if a participant dies while performing qualified military service (as defined in Section 414(u) of the Code), effective January 1, 2007, for purposes of determining whether a surviving spouse, alternate payee, beneficiary or other survivor of the deceased participant may be entitled to any benefits that may be payable under the Plan on account of the participant’s death, the participant shall be deemed to have returned to employment as of the day preceding his date of death. The provisions of this Section 21.5.2 are intended to comply with the requirements of Section 401(a)(37) of the Code, and shall be interpreted and applied by the Plan Administrator so as to comply with such requirements.

21.5.3    Notwithstanding any provision of the Plan to the contrary, effective January 1, 2009, no differential wage payments (as defined in Section 3401(h)(2) of the Code) shall be considered as compensation of a participant for any purpose of the Plan that would result in additional contributions being made on behalf of a participant under the Plan.

21.5.4    Effective August 1, 2020, a participant shall be permitted to make a Qualified Reservist Distribution within the meaning of Section 72(t)(2)(G)(iii) of the Code if he or she is a member of a military reserve component as defined in 37 U.S.C. section 101 and is ordered or called to active duty for a period in excess of 179 days or for an indefinite period. An eligible participant may receive a Qualified Reservist Distribution during the period beginning on the date of his or her call to duty, and ending on the date when his or her period of active duty ends. The Plan will provide the participant a notice that (1) at any time within two years after the end of his or her active duty, he or she may make one or more contributions to an IRA in an aggregate amount not to exceed the amount of his or her Qualified Reservist Distribution, (2) the dollar limitations otherwise applicable to IRA contributions do not apply, (3) he or she may not take an income tax deduction for the IRA contribution, and (4) Qualified Reservist Distributions are not subject to the 10% early withdrawal penalty tax.

21.6    Definitions.    The following definitions shall apply for purposes of this Section 21:
21.6.1    “Qualified military service” means any service in the uniformed services (as defined in USERRA) by any participant if such participant is entitled to reemployment rights under USERRA with respect to such service.

21.6.2    “Compensation” means the compensation the participant would have received during his period of qualified military service if the participant were not in qualified military service, determined based on the rate of pay the participant would have received from the Participating Employer but for his absence during his period of qualified military service. If the compensation the participant would have received during such period is not reasonably certain, compensation shall mean the participant’s average compensation from the Participating Employer during the 12-month period immediately preceding his qualified military service (or, if shorter, the period of service immediately preceding his qualified military service).

21.7    Construction.    Notwithstanding anything contained in this Section 21 to the contrary, the provisions of this Section 21 shall at all times be construed and enforced according to the requirements of USERRA and Section 414(u) of the Code.
Section 22.    Special Provisions Applicable to ESOP.
Notwithstanding any provision of the plan to the contrary, the following special provisions shall apply to the ESOP:
22.1    Investment.    The ESOP is an unleveraged employee stock ownership plan under Section 4975(e)(7) of the Code and Section 407(a)(6) of ERISA that invests primarily in Company stock.
22.2    Distributions.        Distributions from the ESOP shall be made in cash. Notwithstanding the foregoing and consistent with Section 5.1.2(b) of the plan, a participant or beneficiary may direct the Committee to distribute his ESOP accounts, his PAYSOP account and his Company stock fund accounts in shares of Company stock.
22.3    Restrictions on Company stock.    No Company stock shall be subject to a put, call or other option or any buy-sell or similar arrangement while such stock is held by and distributed from the ESOP.

22.4    Proxy Voting        The ESOP accounts, PAYSOP accounts and Company stock fund accounts shall be subject to the pass-through voting requirements set forth in Section 7.1.6.
22.5    Valuations.    All purchases of Company stock by the ESOP shall be made at a price not in excess of fair market value. All sales of Company stock by the ESOP shall be made at a price not less than fair market value. For all purposes of the ESOP, the fair market value of Company stock shall be the price of the Company stock prevailing on a national securities exchange which is registered under Section 6 of the Securities Exchange Act of 1934. Fair market value shall be determined as of the applicable date of the transaction.
22.6    Diversification.    Each participant may elect, in accordance with procedures adopted by the Committee, to have the Company stock allocated to his ESOP account, his PAYSOP account and his Company stock fund accounts liquidated and invested in one or more of the investment funds made available to participants pursuant to the provisions of Section 7.1.1. The unlimited investment discretion provisions of Section 7 meets the requirements of Section 401(a)(35) of the Code.
22.7    Dividends.    Cash dividends paid to the plan on shares of Company stock allocated to the participant’s ESOP account, PAYSOP account and Company stock fund accounts shall be either distributed in cash to the participant not later than 90 days after the close of the plan year in which paid or invested in shares of Company stock, as elected by the participant in accordance with rules and procedures adopted from time to time by the Committee.
22.8    Interpretation; Rules.    This Section 22 shall at all times be construed and enforced in accordance with Sections 404(k) and 4975(e)(7) of the Code and the regulations promulgated thereunder. The Committee may establish rules and procedures necessary to implement the provisions of this Section 22.

22.9    Compliance with Securities Laws.    Notwithstanding any other provision of the plan, the Committee shall have the authority to establish such rules or bylaws as it deems necessary to ensure that the plan complies with Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (or any successor rule).
Section 23.    Special Provisions Regarding Roth Contributions.
The provisions set forth in this Section 23 relate to Roth contributions which may be made under the plan by participants on and after January 1, 2012.
23.1    Roth Contribution Elections.    The provisions of this Section 23 are effective for salary reduction elections on or after January 1, 2012. Any participant who files a salary reduction election regarding his compensation under Section 2.1 may designate that all or a portion of his salary reduction contributions (including any catch-up contributions pursuant to Section 414(v) of the Code for which the participant is eligible) are to be treated as Roth contributions under this plan.
Any such designation by a participant is irrevocable once the salary reduction provided for therein has been effected. Any such designation may be prospectively amended or revoked if the participant files a new salary reduction election in accordance with Section 2.1.3.
In the event that the plan ever provides for automatic enrollment through default salary reduction elections, such default salary reduction elections shall not be deemed to have elected that any portion of the participant’s salary reduction contributions shall be treated as Roth contributions.

23.2    Treatment of Roth Contributions as Taxable Income.    In the event that a participant makes a Roth contribution election under Section 23.1, the Participating Employer shall include the amount of such Roth contributions in the participant’s gross income at the time the participant would have received the Roth contribution amounts in cash if the participant had not elected to have such amounts contributed to the plan as Roth contributions.
23.3    Delivery of Roth Contributions.    Roth contributions to the Plan shall be paid by the Participating Employer to the Trustee in accordance with the provisions of Section 2.1.2 applicable to salary reduction contributions.
23.4    Roth Accounts.    Any participant’s Roth contributions shall be credited to his Roth account that is maintained in accordance with plan provisions. Crediting to the participant’s Roth account shall be made in accordance with the provisions of Sections 1 and 2 that are applicable to salary reduction contributions.
In accordance with the provisions of Section 6, investment gains, losses and other credits or debits shall be separately allocated to a participant’s Roth account on a reasonable and consistent basis and any withdrawals of Roth contributions shall be debited to a participant’s Roth account. The plan shall maintain a record of the participant’s aggregate Roth contributions (unadjusted for investment gains or losses) that have not been distributed.
No contributions, other than Roth contributions or forfeitures, shall be allocated to a Roth account. Accordingly, matching contributions that are attributable to Roth contributions shall be allocated to the participant’s basic matching contribution account and supplemental matching contribution account pursuant to Section 2.2.1 and shall be subject to all plan provisions relating to such accounts.

23.5    Matching Contributions.    Roth contributions under the plan shall be treated as salary reduction contributions of a participant for purposes of determining the participant’s entitlement to matching contributions under Section 2.2.1, and other applicable provisions of the plan. Consequently, matching contributions shall be determined without regard to the participant’s designation that of all or part of his salary reduction contributions be treated as Roth contributions.
23.6    Contribution Limits and Nondiscrimination Testing.    Each participant’s Roth contributions shall be considered salary reduction contributions for purposes of the limitations related thereto under the plan in order to comply with Sections 401(a)(30), 401(k)(3), 402(g) and 414(v) of the Code.
If a participant has excess salary reduction contributions (including Roth contributions) made on his behalf for a calendar year that must be distributed under Section 2.1.1 pursuant to Section 402(g) of the Code, the participant may designate the extent to which his distribution of excess elective contributions shall be comprised of Roth contributions and/or salary reduction contributions. If the participant does not make a designation, the participant’s Roth contributions shall be distributed before any salary reduction contributions are distributed.
If a participant has salary reduction contributions (including Roth contributions) made on his behalf for a plan year and elects to receive a distribution of “excess elective deferrals” pursuant to Section 2.1.1, the participant may designate the extent to which his repaid excess elective deferrals shall be comprised of salary reduction contributions and/or Roth contributions. If the participant does not make a designation, the participant’s Roth contributions shall be repaid before any salary reduction contributions are repaid.

23.7    Code Section 415 Limits.    Roth contributions are treated as contributions for purposes of determining a participant’s annual additions under Section 19 and shall be subject to the limitations on annual additions under Section 19.
23.8    Vesting.    Each participant shall be 100 percent vested in the balance of his Roth account.
23.9    Distributions.
(a)    Hardship Withdrawals. A participant’s Roth account shall be eligible for a distribution on account of hardship pursuant to Section 4.1. If a participant elects to make a hardship withdrawal from his Roth account, all of the requirements of Section 4.1 must be satisfied; and in accordance with Section 4.1.4(b) of the plan, the participant shall be prohibited from making salary reduction contributions and Roth contributions to the plan for six months.

A participant who has a Roth account and an salary reduction account may elect not to make a hardship withdrawal from his Roth account even if he is making a withdrawal from his salary reduction account; and any such participant also may elect to make a hardship withdrawal from his Roth account without being required to make a hardship withdrawal from his salary reduction account. If a participant does not make an election, the participant’s hardship withdrawal will be made first from his salary reduction account first and then, if necessary, his Roth account.

(b)    Other Withdrawals. A participant’s Roth account shall be eligible for a withdrawal in accordance with the requirements of Section 4.2 (i.e., after attaining age 59½) pursuant to procedures adopted by the Committee.

(c)    Loans. Any participant’s Roth account shall be taken into account for purposes of determining the participant’s eligibility for a loan pursuant to Section 4.4, in accordance with procedures adopted by the Committee.

(d)    Distributions Upon Termination From Employment. A participant’s Roth account shall be distributable to the participant in accordance with the provisions of Section 5, including the provisions of Section 5.8 regarding the limitations on distributions and Section 5.9 regarding compliance with Section 401(a)(9) of the Code.

23.10    Direct Rollover of Roth Contributions.    Notwithstanding the provisions of Section 15, a direct rollover from a Roth account under the plan may only be made to either (i) an account under an applicable retirement plan described in Section 402A(e)(1)(A)

of the Code that is a designated Roth account described in Section 402A(b)(2)(A) of the Code, but only if that other plan agrees to account separately for the amount not includible in the participant’s income, or (ii) a Roth IRA described in Section 408A of the Code. Such a direct rollover may be made only to the extent the rollover is otherwise permitted under Section 402(c) of the Code. For purposes of Section 15.1.1 of the plan defining an “eligible rollover distribution”, a participant’s Roth account will be treated as a separate portion of the plan, and only one transfer will be permitted with respect to the Roth account.
(a)    For distributions on or after January 1, 2012, if the distribution is a direct rollover to a designated Roth account (as described in Section 402A(b)(2)(A) of the Code) under an applicable retirement plan (as described in Section 402A(e)(1) of the Code), the Committee will cause to be provided to the administrator of the recipient plan a statement indicating either (A) the first year of the participant’s five-taxable-year period of participation and the amount of the direct rollover that is attributable to Roth contributions (unadjusted for investment gains and losses thereon), or (B) that the distribution is a qualified distribution. Such a statement will be provided within 30 days following the direct rollover.

(b)    For distributions on or after January 1, 2012, if the distribution is not a direct rollover to a designated Roth account (as described in Section 402A(b)(2)(A) of the Code) under another plan, the Committee will cause to be provided to the participant, upon request, a statement indicating either (A) the amount of the direct rollover that is attributable to Roth contributions (unadjusted for investment gains and losses thereon), or (B) that the distribution is a qualified distribution. Such a statement will be provided within 30 days following the participant’s request.

23.11    Other Plan Provisions.    Unless otherwise provided in this Section 23, all Roth contributions to the plan shall continue to be treated as elective deferrals to the plan and a participant’s Roth account shall be considered an account of the participant that is a separate portion of the participant’s vested account under this plan, for all other purposes of this plan.
23.12    Roth Rollover Contributions.
(a)    Notwithstanding the provisions of Section 16.6.4, a participant may elect to make a Roth rollover contribution to the plan in accordance with the provisions of this Section 23 and Section 16 as well as procedures established by the Committee. A participant’s Roth rollover contribution shall be credited to a

Roth rollover account established under the plan that is part of the participant’s vested account under the plan.

(b)    Roth rollover contribution to the plan may be made by either of the following methods:

(i)    A direct transfer of all or part of a designated Roth account that is maintained for the participant under another retirement plan that is a tax-qualified plan under Section 401(a) of the Code; or

(ii)    If the participant has received a cash payment from a designated Roth account, within 60 days of receiving the distribution, the participant may pay to the plan an amount that does not exceed the taxable portion of that distribution.

(iii)    The plan will not accept a contribution from a participant’s Roth IRA described in Section 408A of the Code.

(c)    A direct transfer from another employer’s plan that is qualified under Section 401(a) of the Code will not be accepted by the plan unless the administrator of the transferring plan provides a written statement that either:

(i)    shows the first year of the five year period described in Section 402A(d)(2)(B) of the Code and the portion of the distribution that consists of the participant’s Roth contributions (i.e., the participant’s “basis”); or

(ii)    states that the distribution to the participant is a “qualified distribution” within the meaning of Section 402A(d)(2) of the Code.

(d)    A direct payment by a participant will not be accepted by the plan unless a written statement issued by the plan administrator of the transferring plan is received that either:

(i)    shows the first year of the five-year period described in Section 402A(d)(2)(B) of the Code and the portion of the distribution that consists of the participant’s Roth contributions (i.e., the participant’s “basis”); or

(ii)    states that the distribution to the participant is a “qualified distribution” within the meaning of Section 402A(d)(2) of the Code.

(e)    A Roth rollover contribution made pursuant to this Section 23.12 will not be deemed to be a contribution of such participant for any purpose of the plan and will be fully vested in the participant at all times.

23.13    Withdrawal from Roth Rollover Account.        Any participant who has a Roth rollover account may make a withdrawal from such account at any time, subject to and in accordance with the rules of Section 4.2. Withdrawals from a Roth rollover account may likewise be made after termination from employment in accordance with the rules of Section 5.
Section 24.    Special Provisions Regarding In-Plan Roth Conversions.
The provisions set forth in this Section 24 relate to in-plan Roth conversions which may be made under the plan by participants on and after January 1, 2012.
24.1    In-Plan Roth Conversion Elections.    The provisions of this Section 24 are effective on and after January 1, 2012 for amounts credited to a participant’s account that is available for distribution to the participant under Section 4.2 or Section 4.3, other than Roth contributions or Roth rollover contributions. Any participant may file an in-plan Roth conversion election designating that all or any portion of his account which is eligible for distribution under Section 4.2 or Section 4.3 and which is at least $1,000, is to be transferred and credited to his Roth conversion account.
Any such election by the participant is irrevocable once the elected transfer and conversion has been effected.
24.2    Treatment of In-Plan Roth Conversions as Taxable Income.    In the event that a participant makes an in-plan Roth conversion election under Section 24.1, the Participating Employer shall include the amount of the converted subaccounts transferred to the Roth conversion account that would have been includible in the gross income of the participant if it were not part of a qualified rollover contribution permitted under Section 402A(c)(4) of the Code.

24.3    In-Plan Roth Conversion Accounts.    Any amounts credited to a participant’s Roth conversion account shall be credited with investment gains, losses and other credits or debits separately allocated to it pursuant to the provisions of Section 6 on a reasonable and consistent basis.
24.4    Vesting.    Each participant shall be 100 percent vested in the balance of his Roth conversion account.
24.5    Distributions.
(a)    Other Withdrawals. A participant’s Roth conversion account shall be eligible for a withdrawal in accordance with the requirements of Section 4.2 (i.e., after attaining age 59½) and Section 4.3 pursuant to procedures adopted by the Committee.

(b)    Loans. Any participant’s Roth conversion account shall be taken into account for purposes of determining the participant’s eligibility for a loan pursuant to Section 4.4, pursuant to procedures adopted by the Committee.

(c)    Distributions Upon Termination From Employment. A participant’s Roth conversion account shall be distributable to the participant in accordance with the provisions of Section 5, including the provisions of Section 5.8 regarding the limitations on distributions and Section 5.9 regarding compliance with Section 401(a)(9) of the Code.

24.6    Direct Rollover of a Roth Conversion Account.    Notwithstanding the provisions of Section 15, a direct rollover from a Roth conversion account under the plan may only be made to either (i) an account under an applicable retirement plan described in Section 402A(e)(1)(A) of the Code that is a designated Roth account described in Section 402A(b)(2)(A) of the Code, but only if that other plan agrees to account separately for the amount not includible in the participant’s income, or (ii) a Roth IRA described in Section 408A of the Code. Such a direct rollover may be made only to the extent the rollover is otherwise permitted under Section 402(c) of the Code. For purposes of Section 15.1.1 of the plan defining an “eligible rollover distribution”, a participant’s Roth conversion account will be treated as a separate portion of the plan, and only one transfer will be permitted with respect to the Roth conversion account.

(a)    For distributions on or after January 1, 2012, if the distribution is a direct rollover to a designated Roth account (as described in Section 402A(b)(2)(A) of the Code) under an applicable retirement plan (as described in Section 402A(e)(1) of the Code), the Committee will cause to be provided to the administrator of the recipient plan a statement indicating either (A) the first year of the participant’s five-taxable-year period of participation and the amount of the direct rollover that is attributable to amounts converted under Section 24.2 (unadjusted for investment gains and losses thereon), or (B) that the distribution is a qualified distribution. Such a statement will be provided within 30 days following the direct rollover.

(b)    For distributions on or after January 1, 2012, if the distribution is not a direct rollover to a designated Roth account (as described in Section 402A(b)(2)(A) of the Code) under another plan, the Committee will cause to be provided to the participant, upon request, a statement indicating either (A) the amount of the direct rollover that is attributable to amounts converted under Section 24.2 (unadjusted for investment gains and losses thereon), or (B) that the distribution is a qualified distribution. Such a statement will be provided within 30 days following the participant’s request.

Section 25.    Miscellaneous Provisions.
25.1    Notices.    Each participant who is not in service and each beneficiary shall be responsible for furnishing the Committee with his current address for mailing notices, reports, and benefit payments. Any notice required or permitted to be given to such participant or beneficiary shall be deemed given if directed to such address and mailed by first class mail. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks shall be suspended until the participant or beneficiary furnishes the proper address. This provision shall not require the mailing of any notice or notification otherwise permitted to be given by posting or other publication.
25.2    Lost Distributees.    A benefit shall be deemed forfeited if the Committee is unable after a reasonable period of time to locate the participant or beneficiary to whom payment is due; provided, that such benefit shall be reinstated if a claim is made by or on behalf of the participant or beneficiary for the forfeited benefit.

25.3    Reliance on Data.    The Company, Committee, Trustee, and plan administrator may rely on any data provided by a participant or beneficiary, including representations as to age, health, and marital status. Any such data or representation shall be conclusively binding upon such participant or beneficiary, and on any party seeking to claim a benefit through a participant, and such participant, beneficiary or party shall thereafter and forever be estopped from disputing the truth and correctness of such data or representation. The Company, Committee, Trustee and plan administrator shall have no obligation to inquire into the accuracy of any representation made at any time by a participant or beneficiary. Notwithstanding the foregoing, the plan administrator or Committee, as applicable, may direct that the amount of any benefit be adjusted to what would have been payable on the basis of correct information. For all purposes of the plan, any designation or change of beneficiary, distribution election, or other document required under the plan shall become effective only upon receipt by the plan administrator or Committee, as applicable, of such written designation, change or election or other form or document.
25.4    Bonding.    Every fiduciary, except a bank or an insurance company, shall be bonded for each plan year to the extent required by ERISA. The bond shall provide protection to the plan against any loss by reason of acts of fraud or dishonesty by the fiduciary alone or in connivance with others. The cost of the bond shall be an expense of the trust and shall be paid by the Trustee subject to the provisions of the trust agreement and of Section 8.12 of the plan.

25.5    Receipt and Release for Payments. Each participant by participating in the plan conclusively shall be deemed to agree to look solely to the assets held under the trust for payment of any benefit to which such participant may be entitled by reason of such participation. Any payment made from the plan to or with respect to any participant or beneficiary, or pursuant to a disclaimer by a beneficiary, shall be in full satisfaction of all claims hereunder against the plan, the Company and all fiduciaries with respect to the plan to the extent of such payment. As a condition precedent to payment, the recipient of any payment from the plan may be required by the Committee to execute a receipt and release with respect thereto in such form as is acceptable to the Committee.
25.6    No Guarantee.    The Trustee, Committee, Company and plan administrator in no way guarantee the trust fund from loss or depreciation, nor do they guarantee the payment of any money or other assets from the trust fund that may be or become due to any person. Nothing herein contained shall give any participant or beneficiary an interest in any specific part of the trust fund or any other interest except the right to receive benefits from the trust fund in accordance with the provisions of the plan and trust.
25.7    Headings.    The headings and subheadings of the plan are inserted for convenience of reference and shall be ignored in any construction of the provisions hereof.
25.8    Continuation of Employment.    The establishment of the plan shall not confer any legal or other right upon any employee or person for continuation of employment, nor shall it interfere with the right of the Participating Employer to discharge any employee or to deal with him without regard to the effect thereof under the plan.

25.9    Construction.        The provisions of the plan shall be construed and enforced according to the laws of the State of North Carolina, except to the extent such laws are superseded by the provisions of ERISA.

IN WITNESS WHEREOF, the Truist Financial Corporation 401(k) Savings Plan is, by authority of the Board of Directors of the Company, executed on behalf of the Company, the __15th__ day of ___September_______________, 2020.
TRUIST FINANCIAL CORPORATION

By: /s/ Ellen Fitzsimmons
Senior Executive Vice President

TESTING COMPENSATION

1. “Compensation” means for any participant the wages, salary and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered by the participant in the course of his service with the Participating Employer to the extent that the amounts are includible in gross income (including but not limited to commissions, compensation for services on the basis of a percentage of profits, bonuses, fringe benefits, reimbursements or other expense allowances under a nonaccountable plan as described in Treasury Regulation Section 1.62-2(c)), plus the participant’s elective deferrals (as defined in Section 402(g)(3) of the Code) and any other amount which is contributed or deferred by the Participating Employer at the election of the participant and which is not includible in the gross income of the participant by reason of Sections 125, 132(f)(4) or 457 of the Code; amounts described in Sections 104(a)(3), 105(a) and 105(h) of the Code, but only to the extent that such amounts are includible in the gross income of the participant; amounts paid or reimbursed by the Participating Employer for moving expenses incurred by the participant, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the participant under Section 217 of the Code; the value of a non-qualified stock option granted to the participant by the Participating Employer, but only to the extent that the value of the option is includible in the gross income of the participant for the taxable year in which granted; and the amount includible in the gross income of a participant upon making the election described in Section 83(b) of the Code; and excluding contributions made by the Participating Employer to any plan of deferred compensation which are not includible in the participant’s gross income for the taxable year in which contributed; contributions made by the Participating Employer under a simplified employee pension plan; any distributions from a plan of deferred compensation; amounts realized from the exercise of a non-qualified stock option or from the sale or other disposition of stock acquired under a qualified stock option; amounts realized when restricted stock (or property) held by the participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and any other amount paid by the Participating Employer that receives special tax benefits or is excluded under the definition of compensation under Section 415 of the Code and Treasury Regulation Section 1.415-2(d)(3). If elected by the Committee, compensation may be modified to exclude any amounts contributed by the Participating Employer pursuant to a salary reduction agreement which are not includible in the gross income of the participant under Section 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code.

2. “Compensation” means for any participant the wages, salary and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered by the participant in the course of his service with the Participating Employer to the extent that the amounts are includible in gross income (including but not limited to commissions, compensation for services on the basis of a percentage of profits, bonuses, fringe benefits, reimbursements or other expense allowances under a nonaccountable plan as described in Treasury Regulation Section 1.62-2(c)), plus the participant’s elective deferrals (as defined in Section 402(g)(3) of the Code) and any other amount which is contributed or deferred by the Participating Employer at the election of the participant and which is not includible in the gross income of the participant by reason of Sections 125, 132(f)(4) or 457 of the Code; and excluding contributions made by the

Participating Employer to any plan of deferred compensation which are not includible in the participant’s gross income for the taxable year in which contributed; contributions made by the Participating Employer under a simplified employee pension plan; any distributions from a plan of deferred compensation; amounts realized from the exercise of a non-qualified stock option or from the sale or other disposition of stock acquired under a qualified stock option; amounts realized when restricted stock (or property) held by the participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and any other amount paid by the Participating Employer that receives special tax benefits or is excluded under the definition of compensation under Section 415 of the Code and Treasury Regulation Section 1.415-2(d)(3). If elected by the Committee, compensation may be modified to exclude any amounts contributed by the Participating Employer pursuant to a salary reduction agreement which are not includible in the gross income of the participant under Section 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code.

3. “Compensation” means for any participant his wages from the Participating Employer as defined in Section 3401(a) of the Code and all other payments of compensation to the participant by the Participating Employer (in the course of the Participating Employer’s trade or business) for which the Participating Employer is required to furnish the participant a written statement under Sections 6041(d) and 6051(a)(3) of the Code, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code), plus the participant’s elective deferrals (as defined in Section 402(g)(3) of the Code) and any other amount which is contributed or deferred by the Participating Employer at the election of the participant and which is not includible in the gross income of the participant by reason of Sections 125, 132(f)(4) or 457 of the Code. If elected by the Committee, compensation may be modified to (i) exclude any amounts contributed by the Participating Employer pursuant to a salary reduction agreement which are not includible in the gross income of the participant under Section 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code; and/or (ii) exclude amounts paid or reimbursed by the Participating Employer for moving expenses incurred by the participant, but only to the extent that at the tune of payment it is reasonable to believe that these amounts are deductible by the participant under Section 217 of the Code.

4. “Compensation” means for any participant his wages from the Participating Employer as defined in Section 3401(a) of the Code, for federal income tax withholding purposes, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code), plus the participant’s elective deferrals (as defined in Section 402(g)(3) of the Code) and any other amount which is contributed or deferred by the Participating Employer at the election of the participant and which is not includible in the gross income of the participant by reason of Sections 125, 132(f)(4) or 457 of the Code. If elected by the Committee, compensation may be modified to exclude any amounts contributed by the Participating Employer pursuant to a salary reduction agreement which are not includible in the gross income of the participant under Section 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code.

PARTICIPATING EMPLOYERS
As of August 1, 2020, the list of participating employer is provided below. Pursuant to Section 20 of the Plan, such listing may be updated by separate agreement between such employer and a Senior Executive Vice President of the Company.

AFCO Acceptance Corporation
AFCO Credit Corporation
AmRisc, LLC
Truist Bank
BB&T Collateral Service Corporation
BB&T Commercial Equipment Capital
BB&T Equipment Finance Corp
BB&T Institutional Investment Advisors, Inc.
Truist Insurance Holdings, Inc.
BB&T Leadership Institute, Inc.
BB&T Merchant Services LLC
BB&T Real Estate Funding, LLC
BB&T Securities, LLC (6)
CB Finance, Inc.
CRC Insurance Services
Crump Life Insurance Services, Inc.
GFO Advisory Services, LLC
Grandbridge Real Estate Capital. LLC
J. H. Blades Co, Inc.
McGriff Insurance Services, Inc.
McGriff, Seibels & Williams, Inc.
Peak Health
Prime Rate Premium Finance Corp
Regional Acceptance Corporation
Sterling Capital Management, LLC
SunTrust Advisory Services, LLC
SunTrust Community Capital, LLC
SunTrust Delaware Trust Company
SunTrust Equipment Finance & Leasing Corp
SunTrust Equity Funding, LLC
SunTrust Institutional & Government
SunTrust Investment Services, Inc.
SunTrust Leasing Corporation
SunTrust Robinson Humphrey, Inc.
Tapco Insurance Underwriters, Inc.
Truist CIG, LLC

Merger of Acquired Company Plans into this Plan

1. Merger of BB&T Corporation 401(k) Retirement Plan for Certain Acquired Companies. Effective as of December 31, 2014, the assets and liabilities of the BB&T Corporation 401(k) Retirement Plan for Certain Acquired Companies (the “acquired company plan”) shall be merged into the plan. The merger shall satisfy the requirements of Section 414(l) of the Code and Section 12.3 of the plan. The assets of the acquired company plan (the “transferred amounts”) shall be transferred to the Trustee and merged with the plan as soon as administratively feasible on or after such date.

1.1 Allocation of Transferred Amounts: The transferred amounts representing a participant’s before-tax contributions, voluntary after-tax contributions, Roth deferral contributions, matching contributions, rollover contributions and employer profit sharing contributions, and earnings thereon, shall be allocated to the participant’s respective accounts in the plan or allocated to separate accounts, in the Committee’s sole discretion. Notwithstanding the prior sentence, transferred amounts subject to Section 401(a)(11) and Section 417 of the Code (“Section 417 amounts”) shall be allocated to a separate account on behalf of each qualified participant. Initially, the transferred amounts will be invested in the same investment funds in which they were invested in the acquired company plan, until the participant elects otherwise in accordance with procedures set forth by the Committee.

1.2 Eligibility: Any participant with a positive account balance in the acquired company plan on December 31, 2014 shall become a participant in the plan as of the close of business on December 31, 2014.

1.3 Loans: Any loan outstanding under the acquired company plan as of December 31, 2014 shall be transferred to the plan and treated as a loan under Section 4.4, subject to the existing repayment terms. Transferred amounts shall generally be eligible for loans in accordance with Section 4.4, except that Section 417 amounts shall not be eligible for loans, but may be take into account in determining the maximum amount of loan available to a participant in accordance with Section 4.4.3.

1.4 Vesting: All transferred amounts shall be fully vested.

1.5 Distributions Prior to Termination from Service: Generally, transferred amounts are subject to the pre-termination distribution provisions in Section 4, but without regard to the limit on the number of permissible in-service distribution in Section 4.3. However, a qualified participant, as defined in Exhibit C, Section 1.9.4, below, may not withdraw Section 417 amounts prior to termination from service.

Any withdrawal made pursuant to this Exhibit C, Section 1.5, shall be withdrawn by the Trustee from the participant’s transferred amounts in accordance with procedures adopted by the Committee.

1.6 Distributions On or After Termination from Service: Generally, transferred amounts are subject to the post-termination from service distribution provisions in Section 5. However, transferred amounts that are Section 417 amounts are subject to the following special provisions, in addition to the provisions in Section 5 that are not inconsistent with the following provisions:

1.6.1 As of the adjustment date coincident with or next following the date a qualified participant terminates service, or as of such later adjustment date as the qualified participant elects pursuant to Exhibit C, Section 1.6.2.1, the Section 417 amounts of a qualified participant who is married on his annuity starting date, as defined in Exhibit C, Section 1.9.1 below, shall be payable to him as a qualified joint and survivor annuity, as defined in Exhibit C, Section 1.9.3 below, and the Section 417 amounts of a qualified participant who is not married on his annuity starting date shall be paid to him in the form of a single life annuity. Notwithstanding the foregoing, pursuant to a qualified election, a qualified participant may elect to have his Section 417 amounts payable to him under one of the options described in Section 5.1.

1.6.2 Applicable provisions: The following provisions shall apply for purposes of this Exhibit C, Section 1.6.2:

1.6.2.1 Deferral election: Unless a qualified participant files an election pursuant to this Exhibit C, Section 1.6.2.1, to defer payment of his Section 417 amounts, such payment must commence within 60 days following the latest of the year-end adjustment date for the plan year in which the participant: (i) attains normal retirement age; (ii) attains the 10th anniversary of the year in which he commenced participant in the plan; or (iii) retires or otherwise terminates service, except where distributions commence in accordance with Section 5.3.1 or 5.9. The failure to elect distributions shall be deemed an election to defer distributions.

1.6.2.2 Form of distribution: Distributions shall be made in cash and annuity contracts. Any annuity contract purchased and distributed from a legal reserve life insurance company shall comply with the requirements of the plan and Sections 401(a) and 402 of the Code. Notwithstanding the foregoing, if a portion of a participant’s account is invested in Company stock, such participant may direct the Committee to distribute such portion in shares of Company stock.

1.6.2.3 Explanation to qualified participant: No fewer than 30 days and no more than 180 days before a qualified participant’s annuity starting date, the Committee shall provide the qualified participant a written explanation of: (i) the terms and conditions of a qualified joint and survivor annuity or a life annuity, whichever is applicable; (ii) the qualified participant’s right to waive and the effect of a qualified election to waive such annuity; (iii) the rights of qualified participant’s spouse not to consent to an election to waive the qualified joint and survivor annuity; (iv) the qualified participant’s right to revoke and the effect of an election to revoke a previous election and the effect of such revocation; and (v) the participant’s right to elect an optional method of payment pursuant to a qualified election, as defined in Section 1.9.2.

1.6.2.4 Required consent: Subject to the provisions of Section 12.1 and Exhibit C, Section 1.8, any distribution to a qualified participant who has an account which exceeds the cash-out limit (as defined in Section 411(a)(11)(A) of the Code), shall require the participant’s consent and the participant’s spouse’s consent if such distribution is to commence prior to the participant’s attainment of normal retirement age. The consent requirements of this Exhibit C, Section 1.6.2.4 shall be deemed satisfied if the participant’s account does not exceed the cash-out limit.

1.6.2.5 Waiver of election period: A distribution to a qualified participant may commence less than 30 days after the notice required by Exhibit C, Section 1.6.2.3 is provided to the qualified participant, provided that:

(i) The Committee clearly informs the qualified participant that the qualified participant has a right to at least 30 days to consider whether to waive the normal form of payment under the plan and to elect an optional method of payment;

(ii) The qualified participant, after receiving the notice, makes a qualified election; and

(iii) The distribution to the qualified participant pursuant to his qualified election commence more than 7 days after the notice is provided to him.

1.7 Death Benefits: Generally, transferred amounts are subject to the provisions in Section 5.2 regarding distributions on account of the participant’s death. However, transferred amounts that are Section 417 amounts are subject to the following special provisions, in addition to the provisions in Section 5.2 that are not inconsistent with the following provisions:

1.7.1 Death Benefits: If a qualified participant dies before distribution of his Section 417 amounts begins, payment of his Section 417 amounts to his beneficiary shall commence as of any adjustment date following the date of the qualified participant’s death as elected by the beneficiary. The qualified participant’s Section 417 amounts shall be payable under a method of payment described in Section 5.1.1 (treating the beneficiary for this purpose as if he were not a qualified participant), as elected by the beneficiary. If the qualified participant leaves a surviving spouse and has not filed a qualified election, as defined in Exhibit C, Section 1.9.2, his Section 417 amounts shall be payable to his surviving spouse as provided in Section 5.1.1 (treating the surviving spouse for this purpose as a nonqualified participant), as elected by the surviving spouse in writing to the Committee. If the qualified participant’s surviving spouse fails to elect a method of payment, the qualified participant’s Section 417 amounts shall be applied toward the purchase from a legal reserve life insurance company of a qualified preretirement survivor annuity, as defined in Exhibit C, Section 1.9.5. If the qualified participant leaves no surviving spouse or his spouse consents to the naming of another beneficiary, his account shall be payable to his beneficiary as provided in Section 5.1.1 (treating the beneficiary for this purpose as a nonqualified participant), as elected by the beneficiary in writing to the Committee.

1.7.2 Explanation to qualified participant: The Committee shall provide each qualified participant, within the applicable period, as defined in this Exhibit C, Section 1.7.2, for such participant, a written explanation of: (i) the terms and conditions of a qualified preretirement survivor annuity; (ii) the qualified participant’s right to make and the effect of an election to waive such annuity form of benefit; (iii) the rights of a qualified participant’s spouse; and (iv) the right to revoke and the effect of a revocation of a previous election to waive such annuity. The applicable period is the later of the following: (A) the period beginning with the first day of the plan year in which the qualified participant attains age 32 and ending with the close of the plan year in which the qualified participant attains 35; (B) the two-year period beginning one year before the employee becomes a qualified participant and ending one year after such date; of (C) the two-year period beginning one year before the provisions of Section 401(a)(11) of the Code first apply to the qualified participant and ending one year after such date. If a qualified participant separates from service before the plan year in which he attains age 35, notice shall be provided within the two-year period beginning one year before his separation and ending one year after his separation. If such qualified participant thereafter returns to employment with a Participating Employer, the applicable period for such participant shall be redetermined.

1.7.3 Election period to waive qualified preretirement survivor annuity: A qualified participant may waive the qualified preretirement survivor annuity during the period beginning on the first day of the plan year in which the qualified participant attains age 35 and ending on the date of the qualified participant’s death. If a qualified participant terminates service prior to the first day of the plan year in which he attains age 35, the election period with respect to his Section 417 amounts as of the date of separation shall begin on the date of termination. A qualified participant who will not yet attain age 35 as of the end of any current plan year may make a special qualified election to waive the qualified preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the plan year in which the qualified participant will attain age 35. Such election shall not be valid unless a qualified participant receives a written explanation of the qualified preretirement survivor annuity described in Exhibit C, Section 1.7.2. Qualified preretirement survivor annuity coverage will be automatically reinstated as of the first day of the plan year in which the qualified participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Exhibit C, Section 1.7.

1.8 Distributions upon complete termination of plan: In the event of the termination of the plan, Section 417 amounts shall be distributed in accordance with the provisions of this Exhibit C, Section 1.8. If upon termination, the plan does not offer an annuity option (purchase from a commercial provider) and neither the Company nor any affiliated employer maintains another defined contribution plan (other than an employee stock ownership plan defined in Section 4975(e)(7) of the Code), the participant’s Section 417 amounts may, without the participant’s consent, be distributed to the participant. However, if the Company or any affiliated employer maintains another defined contribution plan (other than an employee stock ownership plan defined in Section 4975(e)(7) of the Code), the participant’s Section 417 amounts may, without the participant’s consent, be transferred to such other plan if the participant does not consent to an immediate distribution.

1.9 Definitions: The following definitions apply for purposes of this Exhibit C, Section 1:

1.9.1 “Annuity starting date” means the first day of the first period as of which an amount is paid in an annuity or any other form. The annuity starting date may or may not be the date benefit payments actually commence.

1.9.2 “Qualified election” means the waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity. Any such election shall not be effective unless: (i) the qualified participant’s spouse (if any) consents in writing to the election; (ii) the election designates a specific beneficiary, including any class of beneficiaries or contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the qualified participant without any further spousal consent); (ii) the spouse’s consent acknowledges the effect of the election; and (iv) the spouse’s consent is witnessed by a plan representative or notary public. Additionally, a qualified participant’s qualified election shall not be effective unless it designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the qualified participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no spouse or the spouse cannot be located, an election by the qualified participant shall be deemed a qualified election. Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designates by the qualified participant without any requirement of further consent by such spouse shall acknowledge that the spouse has the rights to limit consent to a specific beneficiary and a specific form of benefit (where applicable), and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior election may be made by a qualified participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

1.9.3 “Qualified joint and survivor annuity” means an immediate, noncashable, nontransferable annuity contract purchased from a legal reserve life insurance company providing approximately equal monthly installments for the life of the qualified participant with a survivor annuity for the life of the qualified participant’s surviving spouse which is either 50% or 100% of the amount of the annuity payable during the joint lives of the qualified participant and the qualified participant’s surviving spouse. The percentage of the survivor annuity under the plan shall be 50% unless otherwise elected by the qualified participant. Notwithstanding the foregoing, a qualified optional survivor annuity shall be available for married participants. Such qualified optional survivor annuity shall be a joint and survivor annuity under which a reduced monthly benefit is payable to the participant for his life, and after his death a monthly benefit equal to 75% of such reduced monthly benefit is payable for life to the participant’s surviving spouse. Such qualified optional survivor annuity shall be the actuarial equivalent of a single life annuity.

1.9.4 “Qualified participant” means the following:

1.9.4.1 A participant with respect to whom the plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan or other plan which is subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code, and the plan received the transfer after December 31, 1984.

1.9.4.2 A participant whose benefits under a defined benefit plan maintained by the Company or any affiliated employer are offsets by benefits provided under this plan.

1.9.5 “Qualified preretirement survivor annuity” means an ideate noncashable and nontransferable annuity purchased from a legal reserve life insurance company providing approximately equal monthly installments for the life of the qualified participant’s surviving spouse, if any.

2. Merger of AmRisc, LP 401(k) Plan. Effective as of December 31, 2016, the assets and liabilities of the AmRisc, LP 401(k) Plan (the “AmRisc plan”) shall be merged into the plan. The merger shall satisfy the requirements of Section 414(l) of the Code and Section 12.3 of the plan. The assets of the AmRisc plan (the “transferred amounts”) shall be transferred to the Trustee and merged with the plan as soon as administratively feasible on or after such date.

2.1 Allocation of Transferred Amounts: The transferred amounts representing a participant’s before-tax contributions, Roth deferral contributions, matching contributions, rollover contributions and employer nonelective contributions, and earnings thereon, shall be allocated to the participant’s respective accounts in the plan or allocated to separate accounts, in the Committee’s sole discretion. The transferred amounts will be invested in the same investment funds in which they are invested under the AmRisc plan prior to the merger until the participant elects otherwise in accordance with Section 7.

2.2 Eligibility: Any participant with an account balance in the AmRisc plan on December 31, 2016 shall become a participant in the plan as of the close of business on December 31, 2016 with regard to such transferred amounts. With regard to eligibility for future contributions under the plan, service credited under the AmRisc plan shall be taken into account, as provided in Section 1.42.

2.3 Loans: Any loan outstanding under the AmRisc plan as of December 31, 2016 shall be transferred to the plan and treated as a loan under Section 4.4, subject to the existing repayment terms. After the transfer, transferred amounts shall be eligible for loans in accordance with Section 4.4.

2.4 Vesting: All transferred amounts shall be fully vested.

2.5 Distributions Prior to Termination from Service: Generally, transferred amounts are subject to the pre-termination distribution provisions in Section 4, but without regard to the limit on the number of permissible in-service distribution in Section 4.3. A participant shall be entitled to withdraw transferred amounts if he is suffers a Disability. A participant may withdraw transferred matching and nonelective contributions if either (i) the amounts have been credited to the participant’s account for at least two years or (ii) the participant has been a participant in the AmRisc, LP 401(k) Plan and this plan, in the aggregated, for at least 60 months. Any withdrawal made pursuant to this Exhibit C, Section 2.5, shall be withdrawn by the Trustee from the participant’s transferred amounts in accordance with procedures adopted by the Committee.

2.6 Distributions On or After Termination from Service: Generally, transferred amounts are subject to the post-termination from service distribution provisions in Section 5.

3. Merger of McGriff, Seibels & Williams, Inc. Employee 401(k) Plan. Effective as of December 31, 2016, the assets and liabilities of McGriff, Seibels & Williams, Inc. Employee 401(k) Plan (the “MSW plan”) shall be merged into the plan. The merger shall satisfy the requirements of Section 414(l) of the Code and Section 12.3 of the plan. The assets of the MSW plan (the “transferred amounts”) shall be transferred to the Trustee and merged with the plan as soon as administratively feasible on or after such date.

3.1 Allocation of Transferred Amounts: The transferred amounts representing a participant’s before-tax contributions, Roth deferral contributions, matching contributions, rollover contributions and employer nonelective contributions, and earnings thereon, shall be allocated to the participant’s respective accounts in the plan or allocated to separate accounts, in the Committee’s sole discretion. The transferred amounts will be invested in the same investment funds in which they are invested under the MSW plan prior to the merger until the participant elects otherwise in accordance with Section 7.

3.2 Eligibility: Any participant with an account balance in the MSW plan on December 31, 2016 shall become a participant in the plan as of the close of business on December 31, 2016 with regard to such transferred amounts. With regard to eligibility for future contributions under the plan, service credited under the MSW plan shall be taken into account, as provided in Section 1.42.

3.3 Loans: Any loan outstanding under the MSW plan as of December 31, 2016 shall be transferred to the plan and treated as a loan under Section 4.4, subject to the existing repayment terms. After the transfer, transferred amounts shall be eligible for loans in accordance with Section 4.4.

3.4 Vesting: All transferred amounts shall be fully vested.

3.5 Distributions Prior to Termination from Service: Generally, transferred amounts are subject to the pre-termination distribution provisions in Section 4, but without regard to the limit on the number of permissible in-service distribution in Section 4.3. Transferred elective deferral and Roth elective deferral contributions are available for distribution as qualified reservist distributions described in Code section 401(k)(2)(B)(i)(V). Any withdrawal made pursuant to this Exhibit C, Section 3.5, shall be withdrawn by the Trustee from the participant’s transferred amounts in accordance with procedures adopted by the Committee.

3.6 Distributions On or After Termination from Service: Generally, transferred amounts are subject to the post-termination from service distribution provisions in Section 5.

4. Merger of CRC Insurance Services, Inc. Employee 401(k) Plan. Effective as of December 31, 2016, the assets and liabilities of CRC Insurance Services, Inc. (the “CRC plan”) shall be merged into the plan. The merger shall satisfy the requirements of Section 414(l) of the Code and Section 12.3 of the plan. The assets of the CRC plan (the “transferred amounts”) shall be transferred to the Trustee and merged with the plan as soon as administratively feasible on or after such date.

4.1 Allocation of Transferred Amounts: The transferred amounts representing a participant’s before-tax contributions, Roth deferral contributions, matching contributions, rollover contributions and employer nonelective contributions, and earnings thereon, shall be allocated to the participant’s respective accounts in the plan or allocated to separate accounts, in the Committee’s sole discretion. The transferred amounts will be invested in the same investment funds in which they are invested under the CRC plan prior to the merger until the participant elects otherwise in accordance with Section 7.

4.2 Eligibility: Any participant with an account balance in the CRC plan on December 31, 2016 shall become a participant in the plan as of the close of business on December 31, 2016 with regard to such transferred amounts. With regard to eligibility for future contributions under the plan, service credited under the CRC plan shall be taken into account, as provided in Section 1.42.

4.3 Loans: Any loan outstanding under the CRC plan as of December 31, 2016 shall be transferred to the plan and treated as a loan under Section 4.4, subject to the existing repayment terms. After the transfer, transferred amounts shall be eligible for loans in accordance with Section 4.4.

4.4 Vesting: All transferred amounts shall be fully vested.

4.5 Distributions Prior to Termination from Service: Generally, transferred amounts are subject to the pre-termination distribution provisions in Section 4, but without regard to the limit on the number of permissible in-service distribution in Section 4.3. A participant shall be entitled to withdraw transferred matching contributions upon reaching age 21, subject to Code restrictions. Any withdrawal made pursuant to this Exhibit C, Section 4.5, shall be withdrawn by the Trustee from the participant’s transferred amounts in accordance with procedures adopted by the Committee.

4.6 Distributions On or After Termination from Service: Generally, transferred amounts are subject to the post-termination from service distribution provisions in Section 5.

Provisions Related to SunTrust Banks, Inc. 401(k) Plan Participants

1. Merger of SunTrust Banks, Inc. 401(k) Plan. Effective as of the close of business on July 31, 2020, the assets and liabilities of the SunTrust Banks, Inc. 401(k) Plan (the “ST Plan”) shall be merged into the Plan. The merger shall satisfy the requirements of Section 414(l) of the Code and Section 12.3 of the Plan. The assets of the ST Plan (the “ST Transferred Amounts”) shall be transferred to the Trustee and merged with the Plan as soon as administratively feasible on or after such date. If provisions of this Plan conflict with the ST Plan, the ST Plan shall be followed with respect to the amounts transferred from the ST Plan.

2. General Provisions.

2.1 Definitions:

2.1.1 “ST Active Participant” means a participant in the ST Plan as of the close of business on July 31, 2020 who was an active employee of SunTrust Banks, Inc. at that time, and continues to be an active employee of the Company thereafter.

2.1.2 “ST Discretionary Contribution” means the employer contribution provided by Section 3.3.2 of this Exhibit D.

2.1.2 “ST Inactive Participant” means a participant in the ST Plan who was not an active employee of SunTrust Banks, Inc. as of the close of business on July 31, 2020.

2.1.3 “ST Matching Contribution” means the employer contribution provided by Section 3.3.1 of this Exhibit D.

2.1.3 “ST Participant” means an ST Active Participant or an ST Inactive Participant.

2.1.4 “ST Plan” means the SunTrust Banks, Inc. 401(k) Plan, which merged into this Plan as of August 1, 2020.

2.1.5 “ST Transferred Amounts” means the assets of the ST Plan that are transferred to the Trustee and merged into this Plan as soon as administratively feasible on or after August 1, 2020.

2.2 Allocation of ST Transferred Amounts: The ST Transferred Amounts representing a participant’s elective deferral contributions, voluntary after-tax contributions, Roth contributions, matching contributions, rollover contributions and employer discretionary contributions, and earnings thereon, shall be allocated to the participant’s respective accounts in the Plan or allocated to separate accounts, in the Committee’s sole discretion. Notwithstanding the prior sentence, ST Transferred Amounts subject to Section 401(a)(11) and Section 417 of the Code shall be allocated to a separate account on behalf of each qualified participant. The ST Transferred Amounts will be invested in the investment funds under the Plan to which the investment funds under the ST Plan were mapped until the participant elects otherwise in accordance with procedures set forth by the Committee.

2.3 Eligibility: A ST Participant with a positive account balance in the ST Plan on July 31, 2020 shall become a participant in the Plan as of the close of business on July 31, 2020.

2.4 Loans: Any loan outstanding under the ST Plan as of July 31, 2020 shall be transferred to the Plan and treated as a loan under Section 4.4, subject to the existing repayment terms. ST Transferred Amounts shall generally be eligible for loans in accordance with Section 4.4. If a loan is requested on amounts that are subject to Section 401(a)(11) and Section 417 of the Code, spousal consent shall be required as provided in Section 5.3(m) of the Plan.

2.5 Vesting: All ST Participants who had an account balance under the ST Plan as of December 31, 2019 shall be fully vested in their ST Transferred Amounts.

2.6 Distributions Prior to Termination from Service: Generally, ST Transferred Amounts are subject to the pre-termination distribution provisions in Section 4, but without regard to the limit on the number of permissible in-service distribution in Section 4.3. Transferred elective deferral and Roth elective deferral contributions are available for distribution as qualified reservist distributions described in Code section 401(k)(2)(B)(i)(V). Any withdrawal made pursuant to this Exhibit C, Section 2.6, shall be withdrawn by the Trustee from the participant’s ST Transferred Amounts in accordance with procedures adopted by the Committee.

2.6.1 Crestar Financial Corporation: For ST Transferred Amounts that are attributable to the Crestar Plan (which merged into the ST Plan effective July 1, 1999), affected ST Participants shall be eligible to elect in-service withdrawals from the balances in their accounts immediately prior to the Crestar Plan and ST Plan merger, excluding all balances attributable to before-tax accounts and balances attributable to money purchase plan accounts that merged into the ST Plan from the Crestar Plan.

Money Purchase Accounts, defined in Section 2.7 below, shall not be eligible for in-service distributions.

2.6.2 National Commerce Financial Corporation: For ST Transferred Amounts that are attributable to the National Commerce Financial Corporation Investment Plan (the “NCF Plan” which merged into the ST Plan effective as of the close of business on June 30, 2005), affected ST Participants shall be eligible to elect in-service withdrawals from the balances in their accounts immediately prior to the NCF Plan and ST Plan merger, excluding all balances attributable to the before-tax accounts that merged into the ST Plan from the NCF Plan.

2.7 Crestar Financial Corporation: The money purchase plan accounts (which were merged into the Crestar Plan when Crestar acquired Providence Savings & Loan, and were merged into the ST Plan effective July 1, 1999) shall be maintained separately (“Money Purchase Accounts”). Distributions from the Money Purchase Accounts are subject the notice and Spousal consent requirements for Section 417 amounts set forth in Section 1 of this Exhibit C. Spousal consent (as provided in Section 5.3(m) of the Plan) is required for loans. The normal form of payment for each Money Purchase Account is the single life annuity for the unmarried Participant, and the 50 percent joint and survivor annuity for the married Participant. If a ST Participant dies with a Money Purchase Account balance, and before his/her Benefit Commencement Date, the Plan will pay the balance in that Account to his/her surviving Spouse in the form of a 50 percent qualified preretirement survivor annuity unless the Spouse elects another form, consistent with the election procedure set forth in Section 1.7 of Exhibit C.

2.8 Distributions upon complete termination of Plan: If upon termination, the Plan does not offer an annuity option (purchase from a commercial provider) and neither the Company nor any affiliated employer maintains another defined contribution plan (other than an employee stock ownership plan defined in Section 4975(e)(7) of the Code), the participant’s Money Purchase Accounts amounts may, without the participant’s consent, be distributed to the participant. However, if the Company or any affiliated employer maintains another defined contribution plan (other than an employee stock ownership plan defined in Section 4975(e)(7) of the Code), the participant’s Money Purchase Accounts amounts may, without the participant’s consent, be transferred to such other plan if the participant does not consent to an immediate distribution.

3. Provisions Applicable to ST Active Participants. Effective August 1, 2020, and ceasing to be effective as of the end of the day on December 31, 2020, the following provisions of this Section 3 of Exhibit D shall apply to ST Active Participants.

3.1 Existing Deferral Elections. Any ST Active Participant who previously has affirmatively elected to make (or not make) elective deferral contributions or Roth contributions, or has been making automatic deferrals to the ST Plan, shall have that election, or deemed election or automatic increase, continue to apply under this Plan, unless the ST Active Participant makes a new affirmative election under the Plan.

3.2 New Deferral Elections. Any ST Active Participant may make an election to contribute to this Plan under the rules for employee contributions provided in the ST Plan in effect immediately before August 1, 2020.

3.3 Employer Contributions. Notwithstanding, anything to the contrary provided in the Plan, 2020 ST Active Participants shall only receive employer contributions as provided in this Exhibit D.

3.3.1 ST Matching Contribution. For each payroll period, the employer will make a safe harbor ST Matching Contribution in an amount equal to 100% of the amount of each ST Active Participant’s elective deferrals and/or Roth contributions up to 6% of his/her Compensation for each payroll period during each Plan Year (as was provided in Section 3.2(a) of the ST Plan in effect immediately prior to the merger with the Plan). This percentage is designed to comply with the ADP and ACP safe harbor requirements set forth in Sections 401(k)(12), 401(k)(13), 401(m)(11), and 401(m)(12) as applicable, and may be changed to the extent necessary to comply with those requirements as in existence from time to time. The employers do not make ST Matching Contributions for rollover contributions or catch-up contributions. As soon as practicable after the end of a calendar quarter, or after the end of the Plan Year, the employers make true-up ST Matching Contributions for each ST Active Participant whose deferral pattern during the Plan Year caused him/her to receive allocations of Matching Contributions in an amount less than the maximum amount permitted under the terms of the ST Plan (consistent with Section 3.2(a)(2) of the ST Plan in effect immediately prior to the merger with the Plan).

3.3.2 Employer Discretionary Contributions. The employers may elect for any Plan Year to make a ST Discretionary Contribution. The ST Discretionary Contribution for a Plan Year shall be allocated to ST Active Participants, or to such classification of eligible employees as the employers shall determine, who are:

Employees on the last day of the Plan Year; or

Who cease to be Employees during the Plan Year by reason of

(i) death

(ii) termination of employment because of a reduction in force (i.e., they received severance pay from their employers pursuant to a severance pay plan sponsored by an employer),

(iii) termination of employment after attainment of age 55 and the completion of 5 years of Vesting Service, or

(iv) due to a Disability incurred during the Plan Year.

The Plan shall allocate ST Discretionary Contribution as a uniform percentage of the eligible ST Active Participant’s Compensation.

3.4 Compensation. For purposes of this Exhibit D, ST Active Participants’ Compensation shall mean basic earnings (calculated monthly, weekly or hourly, as applicable) paid by an employer to a ST Active Participant. Compensation shall also include the following:

(1) shift differentials;

(2) compensation classified on his/her employer’s payroll as vacation pay or sick pay;

(3) draw for a commission employee;

(4) overtime pay;

(5) certain bonuses and commissions as reviewed and approved by the employer (or its delegate);

(6) non-deferred payments under the SunTrust Management Incentive Plan (MIP) (or any successor plan as determined by the Compensation Committee);

(7) salary reduction contributions under Code Sections 401(k), 125 (flexible benefits), and/or 132(f) (parking or transportation);

(8) above-described amounts paid to a terminated Participant by the later of 46 days after his/her severance from employment or the end of the Plan Year in which his/her severance from employment occurs, for services performed during his/her employment (including amounts paid for accrued vacation time, accrued sick time, bonuses, and deferred compensation), which payments would have been paid if he/she had continued employment; and

(9) a back pay award or agreed amount.

Compensation shall exclude:

(1) other forms of extra compensation;

(2) employer payments for group insurance;

(3) payments under this Plan (including from the ST Plan prior to August 1, 2020) and any other qualified or non-qualified deferred compensation plan;

(4) income arising from stock options, stock awards and stock appreciation rights;

(5) fringe benefits (except qualified transportation fringe benefits under Code Section 132(f));

(6) expense reimbursements;

(7) payments under an employer’s long-term disability plan; and

(8) other forms of indirect payments.

This definition of Compensation is in accordance with the definition provided in Section 1.14 of the ST Plan immediately prior to August 1, 2020, and is intended to be interpreted under this Exhibit D of the Plan in a manner consistent with the meaning provided by the ST Plan.